SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

OSHKOSH CORPORATION
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II L.P.
ICAHN PARTNERS MASTER FUND III L.P.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL L.P.
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
BECKTON CORP.
WILLIAM M. LASKY
JOSÉ MARIA ALAPONT
A.B. KRONGARD
DANIEL A. NINIVAGGI
MARC F. GUSTAFSON
JAMES COWAN
JAMES L. NELSON
JACK G. WASSERMAN
WILLIAM A. LEIDESDORF
KEITH COZZA
SUNGHWAN CHO
HUNTER C. GARY
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION]
2013 ANNUAL MEETING OF SHAREHOLDERS

OF

OSHKOSH CORPORATION

___________________

PROXY STATEMENT

DATED _________________

OF

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II L.P.
ICAHN PARTNERS MASTER FUND III L.P.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL L.P.
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
BECKTON CORP.
WILLIAM M. LASKY
JOSÉ MARIA ALAPONT
A.B. KRONGARD
DANIEL A. NINIVAGGI
MARC F. GUSTAFSON
JAMES COWAN
JAMES L. NELSON
JACK G. WASSERMAN
WILLIAM A. LEIDESDORF
KEITH COZZA
SUNGHWAN CHO
HUNTER C. GARY
__________________

To Our Fellow Oshkosh Shareholders:

This Proxy Statement and the accompanying GOLD proxy card are being furnished to Shareholders (“Shareholders”) of Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903 (“Oshkosh,” the “Corporation” or the “Company”) in connection with the solicitation of proxies by Carl C. Icahn and the Participants (as hereinafter defined), to be used at the 2013 Annual Meeting (the “Annual Meeting”) of Shareholders of Oshkosh which is scheduled to be held at [   ], on [   ], at _____ (Central Standard Time), and at any adjournments, postponements or continuations thereof. This Proxy Statement and the GOLD proxy card are first being furnished to Shareholders on or about [   ].

Proposal 1 – Election of Directors

           At the Annual Meeting, the Participants will seek to elect to the Board of Directors (the “Board”) of Oshkosh the following persons (each a “Nominee” and collectively, the “Nominees”):

CARL C. ICAHN
WILLIAM M. LASKY
JOSÉ MARIA ALAPONT
A.B. KRONGARD
DANIEL A. NINIVAGGI
MARC F. GUSTAFSON
JAMES COWAN
JAMES L. NELSON
JACK G. WASSERMAN
WILLIAM A. LEIDESDORF
KEITH COZZA
SUNGHWAN CHO
HUNTER C. GARY

The Participants believe that the Nominees have impressive qualifications and that their experience would be extremely beneficial to Oshkosh and, therefore, the Shareholders.  Mr. Icahn has significant business experience as a director in various companies and has created value in companies across multiple industries over the past 40 years.  Mr. Lasky has a long impressive career in the manufacturing and vehicles industry, including as the Chairman, President and Chief Executive Officer of JLG Industries, Inc., which was sold to Oshkosh for $3 billion during Mr. Lasky’s tenure.  Mr. Alapont is a highly accomplished executive with more than 30 years of global leadership experience at both vehicle manufacturers and suppliers, with business and operations responsibilities in the Europe, Middle East and Africa, Asia Pacific, and Americas regions.  Mr. Krongard has an impressive background as a leader in both the private and public sectors, having served as Chairman and Chief Executive Officer of Alex. Brown Incorporated, the nation’s oldest investment banking firm, and as Executive Director of the Central Intelligence Agency.  Mr. Ninivaggi has a strong background in operations and management having served in various executive roles and having served on a number of public and private boards, including Motorola Mobility and CIT Group.  Mr. Gustafson has a long and successful career in the transportation industry, particularly the heavy truck industry, having served as an executive officer of various companies in that industry.  Mr. Cowan has significant operational experience in OEM manufacturing, steelmaking, construction management, international business development and lean manufacturing techniques.  Mr. Nelson has significant experience and leadership roles serving as Chief Executive Officer, Director and Chairman of the audit committee of various companies. Mr. Wasserman has significant experience and leadership roles as a director of various companies.  In addition, Mr. Wasserman practiced law for almost 40 years for a firm that concentrated its practice in international trade and related corporate matters, primarily for Fortune 500−type companies operating in a broad range of industries, and he is familiar with financial statements and domestic and trans−border transactions.  Mr. Leidesdorf has significant business experience, including responsibility for audits and compliance with various federal and state regulatory authorities, which has enabled him to understand the business and financial issues that companies may face.  Mr. Cozza has an extensive operations background in finance and accounting and a substantial knowledge of the capital markets having overseen numerous complex capital raising transactions.  Mr. Cho has a strong understanding of business operations and finance, having served as both an executive officer of a large diverse business entity and as a director of various public and private companies.  Mr. Gary has extensive experience in dealing with operations matters for a variety of companies which, in addition to his service on other boards, has enabled him to have a strong understanding of operations and oversight issues that companies may face.  The Participants believe that these individuals’ knowledge of operations, investments, corporate finance, regulatory oversight and law will significantly improve the expertise and leadership of the Board.

Each of the Nominees has consented to being named in this Proxy Statement, including as a nominee, and to serve as a director of the Corporation if so elected.

Proposal 5 – Repeal of New Bylaws

The Participants also reserve the right to seek to adopt a resolution of the Shareholders at the Annual Meeting (the “Repeal of New Bylaws”) that would repeal any provision of the Oshkosh Bylaws in effect at the time of the Annual Meeting that was not included in the Oshkosh Bylaws as publicly filed with the Securities and Exchange Commission (the “SEC”) prior to October 25, 2012.  The Participants are not aware of any such provision of the Oshkosh Bylaws that has become effective, but it is possible that on or following October 25, 2012 and prior to the adoption of this resolution they could become aware of such a provision.

The following is the text of the proposed resolution:

“RESOLVED, that any provisions of the Bylaws of Oshkosh Corporation as of the effectiveness of this resolution that was not included in the Bylaws of Oshkosh Corporation as publicly filed with the Securities and Exchange Commission prior to October 25, 2012, be and hereby are repealed.”

The Participants are reserving the right to bring Proposal 5 for consideration by the Shareholders at the Annual Meeting because the Board has the ability to make amendments to the Oshkosh Bylaws without obtaining Shareholder approval and some or all of those amendments may not be in the best interests of the Shareholders.  The Proposal 5 would allow Shareholders to undo at the Annual Meeting all (but not less than all) amendments to the Oshkosh Bylaws that were not publicly disclosed prior to the deadline under the Bylaws for Shareholders to make proposals at the Annual Meeting.

        THE PARTICIPANTS URGE YOU TO VOTE THE GOLD PROXY CARD (I) FOR CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, A.B. KRONGARD, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, WILLIAM A. LEIDESDORF, KEITH COZZA, SUNGHWAN CHO AND HUNTER C. GARY, AS DIRECTORS AND (II) FOR THE REPEAL OF NEW BYLAWS.

The Nominees and each of the other Participants have no interest in Oshkosh other than: (i) through the beneficial ownership (if any) of shares of Common Stock, par value $0.01 per share, of Oshkosh (the “Common Stock”) or other securities (if any) of Oshkosh, as disclosed herein, including the Annexes hereto, and (ii) in the case of each of Messrs. Lasky, Alapont, Krongard and Gustafson, pursuant to an agreement in which certain affiliates of Carl C. Icahn have agreed to pay each of Messrs. Lasky, Alapont, Krongard and Gustafson $25,000 and to indemnify each of Messrs. Lasky, Alapont, Krongard and Gustafson with respect to certain costs incurred by each such Nominee in connection with the proxy contest relating to the Annual Meeting (the “Nominee Agreement”).

CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, A.B. KRONGARD, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, WILLIAM A. LEIDESDORF, KEITH COZZA, SUNGHWAN CHO AND HUNTER C. GARY ARE COMMITTED TO ACTING IN THE BEST INTEREST OF ALL SHAREHOLDERS OF OSHKOSH.  THE PARTICIPANTS URGE YOU TO VOTE YOUR GOLD PROXY CARD (I) FOR CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, A.B. KRONGARD, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, WILLIAM A. LEIDESDORF, KEITH COZZA, SUNGHWAN CHO AND HUNTER C. GARY, AS DIRECTORS AND (II) FOR THE REPEAL OF NEW BYLAWS.

IMPORTANT

According to Oshkosh’s Proxy Statement, the Bylaws and applicable law, the election of the Nominees requires the affirmative vote of a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present in person or represented by proxy.  Therefore, the thirteen nominees for director who receive the most votes of all votes cast for directors will be elected directors at such meeting.  In addition, the votes cast "for" Proposal 5 – Repeal of New Bylaws - must not be less than a majority of the shares present or represented and entitled to vote on Proposal 5 for Proposal 5 to pass.  As a result, your vote is extremely important. We urge you to mark, sign, date, and return the enclosed GOLD proxy card to vote FOR the election of each Nominee and FOR Proposal 5.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY OSHKOSH.  IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EXECUTING A VOTE VIA INTERNET OR TELEPHONE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES" BELOW.

If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card.  You must have written authority from the record owner to vote the shares of Common Stock in its name at the meeting.  Contact D.F. King & Co., Inc. at the number shown in this Proxy Statement for assistance or if you have any questions.

On October 17, 2012, IEP Vehicles Sub LLC, an affiliate of certain of the Participants (the “Offeror”), commenced a tender offer to purchase any and all of the outstanding Shares, together with the associated rights, for $32.50 per Share in cash subject to the terms and conditions of the tender offer (the “Offer”).  The Offer is conditioned on, among other things, the election or appointment of the Nominees to the Board so that the Nominees constitute the entire Board and the Board taking certain actions under Wisconsin law in connection with the Offer.

THIS PROXY STATEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES.  THE OFFER TO BUY SHARES OF COMMON STOCK, TOGETHER WITH THE ASSOCIATED RIGHTS, WAS MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT THE OFFEROR, AN INDIRECTLY WHOLLY OWNED SUBSIDIARY OF ICAHN ENTERPRISES HOLDINGS LP, AS CO-BIDDER, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON OCTOBER 17, 2012.  ON OCTOBER 17, 2012, THE OFFEROR AND CO-BIDDER ALSO FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC RELATING TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAIN, AND THE SOLICITATION/RECOMMENDATION STATEMENT FILED BY THE COMPANY WITH THE SEC ON OCTOBER 26, 2012, CONTAINS, IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. THE TENDER OFFER MATERIALS WERE SENT FREE OF CHARGE TO ALL SHAREHOLDERS OF THE COMPANY ON OR ABOUT OCTOBER 17, 2012. ALL OF THESE MATERIALS (AND ALL OTHER MATERIALS FILED BY THE OFFEROR OR THE COMPANY WITH THE SEC) ARE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.  INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE DOCUMENTS FILED WITH THE SEC BY DIRECTING A REQUEST TO D.F. KING & CO., INC. BY MAIL TO 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL-FREE (800) 347-4750 OR (212) 269-5550.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.
Shareholders call toll-free:  (800) 347-4750
Banks and Brokers call collect:  (212) 269-5550

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.dfking.com/osk.

Only holders of record of Common Stock as of the close of business on [   ] (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any adjournments or postponements thereof.  According to the proxy statement of Oshkosh filed with the Securities and Exchange Commission (“Oshkosh’s Proxy Statement”) for the Annual Meeting, as of the Record Date, there were [   ] outstanding shares of Common Stock. Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock held on the Record Date.

As of the Record Date, the Participants and their affiliates beneficially owned an aggregate of [  ] shares of Common Stock, representing approximately [  ] of the outstanding shares of Common Stock. The Participants and their affiliates intend to vote such shares of Common Stock FOR the election of the Nominees and FOR the Repeal of New Bylaws.

VOTE (I) FOR THE NOMINEES AND (II) FOR THE REPEAL OF NEW BYLAWS BY USING THE ENCLOSED GOLD PROXY.  PLEASE VOTE TODAY – BY TELEPHONE, BY INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU.

Participants in Solicitation of Proxies

In addition to the Nominees (who are Carl C. Icahn, William M. Lasky, José Maria Alapont, A.B. Krongard, Daniel A. Ninivaggi, Marc F. Gustafson, James Cowan, James L. Nelson, Jack G. Wasserman, William A. Leidesdorf, Keith Cozza, SungHwan Cho and Hunter C. Gary), the participants in the solicitation of proxies (the “Participants”) from the Shareholders include the following: Carl C. Icahn, a citizen of the United States, High River Limited Partnership, a Delaware limited partnership (“High River”), Hopper Investments LLC, a Delaware limited liability company (“Hopper”), Barberry Corp., a Delaware corporation (“Barberry”), Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”), Icahn Partners Master Fund LP, a Delaware limited partnership (“Icahn Master”), Icahn Partners Master Fund II L.P., a Delaware limited partnership (“Icahn Master II”), Icahn Partners Master Fund III L.P., a Delaware limited partnership (“Icahn Master III”), Beckton Corp., a Delaware corporation (“Beckton”), Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”), IPH GP LLC, a Delaware limited liability company (“IPH”), Icahn Capital LP, a Delaware limited partnership (“Icahn Capital”), Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”).

        Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River (collectively, the “Icahn Parties”), are entities controlled by Mr. Carl C. Icahn.  Each of Messrs. Ninivaggi, Cowan, Cozza, Cho, and Gary is employed by entities affiliated with Carl Icahn who will participate in soliciting proxies from the Shareholders. Each of Messrs. Ninivaggi, Cozza, Cho, Leidesdorf, Nelson, and Wasserman are members of the board of directors of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises (as defined below).  Mr. Gary is married to the daughter of Mr. Icahn’s spouse.  Since July 2006, Mr. Lasky has served as the Chairman of the Board of Directors of Stoneridge, Inc., a manufacturer of electronic components, modules and systems for various vehicles. Mr. Lasky has been a director of Stoneridge since January 2004.  Stoneridge is a current supplier of products to Oshkosh.  Sales to Oshkosh by Stoneridge have not exceeded the greater of $1 million or 2% of Stoneridge’s consolidated gross revenues in any of the last three fiscal years.  Until his retirement, which was effective on March 31, 2012, Mr. José Maria Alapont was the president, chief executive officer and a director of Federal-Mogul Corporation, a NASDAQ listed auto parts supplier (“Federal Mogul”).  Mr. Alapont continues to serve as a consultant and director to Federal Mogul.  Icahn Enterprises L.P. (“Icahn Enterprises”) is the owner of approximately 77.5% of the outstanding shares of common stock of Federal Mogul.  Carl C. Icahn is the indirect owner of the general partner of Icahn Enterprises and the indirect holder of approximately 93.24% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises.  Carl C. Icahn is also the chairman of the board of directors of Federal Mogul.  In September 2011, pursuant to an agreement with Icahn Capital LP, dated August 17, 2011, Mr. Krongard was paid $25,000 by Icahn Capital LP for agreeing to become a member of a slate of director nominees for The Clorox Company that certain of the Participants intended to nominate at the 2011 annual stockholder meeting of The Clorox Company.  In February 2012, pursuant to an agreement with Icahn Capital LP, dated November 3, 2011, Mr. Krongard was paid $25,000 by Icahn Capital LP for agreeing to become a member of a slate of director nominees for Oshkosh Corporation that certain of the Participants nominated at the 2012 annual shareholder meeting of Oshkosh Corporation.  Except as described herein, none of the Nominees beneficially owns any interest in securities of Oshkosh and none of the Nominees will receive any special compensation in connection with such solicitation of proxies from Oshkosh’s Shareholders.

Annex A attached hereto sets forth, as to the Nominees and the other Participants, all transactions in securities of Oshkosh effected during the past two years and their beneficial ownership of securities of Oshkosh.

With respect to each Participant (including the Nominees), except as set forth herein or in any of the Annexes attached hereto, (i) such Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Oshkosh, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Participant nor any of such Participant’s associates have any arrangement or understanding with any person with respect to (A) any future employment by Oshkosh or its affiliates or (B) any future transactions to which Oshkosh or any of its affiliates will or may be a party.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Article II, Section 2.11 of Oshkosh’s Bylaws provides that nominations of persons for election to the Board of Directors of the Corporation may be made at an Annual Meeting “…by any shareholder of the corporation who (1) is a shareholder of record at the time of giving of notice provided for in this Section 2.11, (2) is entitled to vote with respect to such nomination or other business at the meeting under the articles of incorporation and (3) complies with the notice procedures set forth in this Section 2.11.”  On October 26, 2012, High River, a record holder of Common Stock, delivered timely notice in accordance with the foregoing, notifying Oshkosh that High River intends to nominate and will seek to elect at the Annual Meeting - Carl C. Icahn, William M. Lasky, José Maria Alapont, A.B. Krongard, Daniel A. Ninivaggi, Marc F. Gustafson, James Cowan, James L. Nelson, Jack G. Wasserman, William A. Leidesdorf, Keith Cozza, SungHwan Cho and Hunter C. Gary as members of the board of directors of Oshkosh.  Each Nominee, if elected, would serve a one-year term and hold office until the 2014 annual meeting of Shareholders and until a successor has been duly elected. Background information about each of the Nominees is set forth below and the Annexes attached hereto.

If elected, the Nominees will constitute the entire board of directors of Oshkosh, replacing the existing Board, and will alone be able to adopt resolutions.

Mr. Icahn has an interest in the election of directors at the Annual Meeting indirectly through the beneficial ownership of securities, as further described in Annex A.  Messrs. Lasky, Alapont, Krongard and Gustafson are each party to a Nominee Agreement, substantially in the form attached hereto as Annex B, pursuant to which Icahn Capital has agreed to pay certain fees to each of Messrs. Lasky, Alapont, Krongard and Gustafson and to indemnify each of Messrs. Lasky, Alapont, Krongard and Gustafson with respect to certain costs incurred by each such Nominee in connection with the proxy contest relating to the Annual Meeting.  Except as disclosed in this Proxy Statement, including the Annexes attached hereto and as provided in the Nominee Agreement (which, among other things, provides for a payment to each of Messrs. Lasky, Alapont, Krongard and Gustafson of $25,000), none of the Nominees will receive any compensation from any of the Participants or any of their affiliates in connection with this proxy solicitation.  Each of Messrs. Lasky, Alapont, Krongard and Gustafson has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement.

The Nominees would not be barred from being considered independent under the independence requirements of the New York Stock Exchange and the independence standards applicable to Oshkosh under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

MR. CARL C. ICAHN, age 76

Carl C. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984.  Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP. From November 2004 to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion). Mr. Icahn has been: chairman of the board of CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, since June 2012; chairman of the board of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; a director of Federal−Mogul Corporation, a supplier of automotive powertrain and safety components, since December 2007, and the non-executive chairman of the board of Federal-Mogul since January 2008; President and a member of the executive committee of XO Holdings, a competitive provider of telecom services, since September 2011, and chairman of the board and a director of its predecessors since January 2003; and chairman of the board and a director of American Railcar Industries, Inc., a railcar manufacturing company, since 1994. Mr. Icahn was previously: a director of WestPoint Home LLC, a home textiles manufacturer, from October 2005 until December 2011; a director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies, from July 1993 to July 2010; a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment, from May 2005 to January 2010; a director of Motricity Inc., a mobile data services provider, from April 2008 to January 2010; a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide, from August 2008 to October 2009; a director of WCI Communities, Inc., a homebuilding company, from August 2007 to September 2009, and was chairman of the board of WCI from September 2007 to September 2009; a director of ImClone Systems Incorporated, a biopharmaceutical company, from September 2006 to November 2008, and was chairman of the board of ImClone from October 2006 to November 2008; chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the former owner and operator of The Sands Hotel and Casino in Atlantic City, from September 2000 to February 2007; chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005; and the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, Nevada, which, until February 2008, was a subsidiary of Icahn Enterprises, from October 1998 to May 2004. Mr. Icahn received his B.A. from Princeton University.  Mr. Icahn’s business address is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

       Based upon Mr. Icahn’s significant business experience as a director in various companies and his record of creating value in companies across multiple industries over the past 40 years, the Participants believe that Mr. Icahn has the requisite set of skills to serve as a Board member of Oshkosh.

MR. WILLIAM M. LASKY, age 65

William M. Lasky’s principal occupation had been serving as Interim President and Chief Executive Officer of Accuride Corporation (NYSE: ACW), a leading supplier of components to the North American commercial vehicle industry, from September 23, 2008 to January 31, 2011.  Mr. Lasky retired as Interim President and Chief Executive Officer after successfully recruiting a successor to lead the Accuride team; however, he continued to serve as Chairman of the Board until April 2012. He had served on Accuride’s Board of Directors since October 2007 and as Chairman since January 2009.  Accuride filed for bankruptcy in November 2009.  Since July 2006, Mr. Lasky has served as the Chairman of the Board for Stoneridge, Inc. (Nasdaq: SRI), a manufacturer of electronic components, modules and systems for various vehicles.  Mr. Lasky has been a director of Stoneridge since January 2004.  On January 1, 2011, Mr. Lasky joined Affinia Group Inc. as a board member. Affinia Group Inc. is an innovative global leader in the design, manufacture, distribution and marketing of industrial grade products and services, including extensive offerings of aftermarket parts for automotive and heavy-duty vehicles.  Previously, Mr. Lasky served as the Chairman, President, and Chief Executive Officer of JLG Industries, Inc., a manufacturer of aerial work platforms, telescopic material handlers and related accessories, from 1999 through late 2006, when it was sold to Oshkosh Corporation for approximately $3 billion.  Prior to joining JLG Industries, Mr. Lasky served in various senior capacities at Dana Corporation from 1977 to 1999.  Mr. Lasky holds a Bachelor of Science from Norwich University and is on the board of trustees of Norwich University.  Mr. Lasky’s business address is 27 West High Point Road, Stuart, Florida 34996.  Mr. Lasky does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation.

Based upon Mr. Lasky’s long impressive career in the manufacturing and vehicles industry, including as the Chairman, President and Chief Executive Officer of JLG Industries, Inc., which was sold to Oshkosh for $3 billion during Mr. Lasky’s tenure, the Participants believe that Mr. Lasky has the requisite set of skills to serve as a Board member of Oshkosh.

MR. JOSÉ MARIA ALAPONT, age 62

Since March 2005, José Maria Alapont’s principal occupation had been serving as the president, chief executive officer and a director of Federal-Mogul Corporation (“Federal-Mogul”), a supplier of automotive products that is an affiliate of Mr. Carl C. Icahn. Mr. Alapont served as chairman of the board of directors of Federal-Mogul from 2005 to 2007.  Mr. Alapont retired from Federal-Mogul effective March 31, 2012, but has agreed to continue to serve as a consultant to Federal Mogul until May 31, 2013 and as a member of the board of directors of Federal Mogul through the 2013 annual meeting of its stockholders.  He has more than 35 years of global leadership experience in both vehicle manufacturers and suppliers with business and operations responsibilities in the Americas, Asia Pacific, Europe, Middle East and Africa regions.

Mr. Alapont, between 2003 and 2005, was chief executive officer and a member of the board of directors of Fiat IVECO, the manufacturer of light, medium and heavy-duty commercial vehicles, engines, passenger transport, defense and fire-fighting vehicles.

He served in various key executive positions at Delphi Corporation, a global automotive supplier from 1997 to 2003. He began at Delphi as executive director of international operations. In 1999, Mr. Alapont was named president of Delphi Europe, Middle East and Africa and a vice president of Delphi Corporation and also became a member of the Delphi Strategy Board, the company’s top policy-making group. In 2003, Mr. Alapont was named president of Delphi’s international operations, and vice president of sales and marketing.

Mr. Alapont, from 1990 to 1997, served in several executive roles and was a member of the Strategy Board at Valeo, a global automotive supplier. He started at Valeo as managing director of engine cooling systems, Spain. In 1991, Mr. Alapont was named executive director of Valeo’s worldwide heavy-duty engine cooling operations. In 1992, he became group vice president of Valeo’s worldwide clutch and transmission components division. He was named group vice president of the company’s worldwide lighting systems division in 1996. From May 2011 until May 2012, Mr. Alapont had been a member of the board of directors of Mentor Graphics Corporation, a NASDAQ-listed electronic design automation company.

Mr. Alapont began and developed his automotive career from 1974 to 1989 at Ford Motor Company, and over the course of 15 years, starting at Ford of Spain, progressed through different management and executive positions in quality, testing and validation, manufacturing and purchasing positions at Ford of Europe.

A native of Spain, Mr. Alapont earned degrees in industrial engineering from the Technical School of Valencia in Spain and in philology from the University of Valencia in Spain.  Mr. Alapont does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation.  Mr. Alapont’s business address is 77 Arlington House, 17-20 Arlington Street, London SW1 1RL, United Kingdom.

Based upon Mr. Alapont’s experience as a highly accomplished executive with more than 30 years of global leadership experience at both vehicle manufacturers and suppliers, the Participants believe that Mr. Alapont has the requisite set of skills to serve as a Board member of Oshkosh.

MR. A.B. KRONGARD, age 76

Mr. Krongard’s principal occupation is serving as an outside director on the Global Board of DLA Piper.  DLA Piper is one of the world's largest law firms with over 2,800 lawyers in 49 offices in 18 countries. In addition, he is the Lead Director of Under Armour Inc. where he chairs the Audit Committee.  He is also a member of the Board of Iridium Communications Inc. and In-Q-Tel. He serves as interim Chairman of the Johns Hopkins Health System and as a director and member of the audit committee of Apollo Global Management, LLC.

Mr. Krongard retired from the Central Intelligence Agency on November 30, 2004 where he had been Executive Director since March, 2001. Prior to this appointment, Mr. Krongard served as Counselor to the Director of Central Intelligence from February 2, 1998, after a 29-year career in investment banking.

Mr. Krongard had previously worked in various capacities at Alex. Brown Incorporated, the nation's oldest investment banking firm. In 1991, he was elected as Chief Executive Officer and assumed the additional duties of Chairman of the Board in 1994.  Upon the merger of Alex Brown with Bankers Trust Corporation in September 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency.

Mr. Krongard served as Chairman of the Securities Industry Association in 1996 and was named the Outstanding Executive in the financial services industry in 1995 and 1996 by Financial World. In 1997, he received the Golden Plate Award from the American Academy of Achievement.

Mr. Krongard received an A.B. Degree with honors from Princeton University in 1958 and a Juris Doctor Degree with honors from the University of Maryland School of Law in 1975.  Mr. Krongard does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation.  The business address of Mr. Krongard is 1400 West Seminary Avenue, Lutherville, Maryland  21093.

Based upon Mr. Krongard's experience as a leader in both the private and public sectors, having served as Chairman and Chief Executive Officer of Alex. Brown Incorporated, the nation’s oldest investment banking firm, and as Executive Director of the Central Intelligence Agency, the Participants believe that Mr. Krongard has the requisite set of skills to serve as a Board member of Oshkosh.

MR. DANIEL A. NINIVAGGI, age 48

Mr. Ninivaggi’s principal occupation is serving as the as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., since April 2010, as its Principal Executive Officer, or chief executive, since August 2010, and as a director since March 2012. Icahn Enterprises is a diversified holding company controlled by Carl Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion.  From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 to 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009.  Lear Corporation filed for bankruptcy in July 2009 and emerged in November 2009.  Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance.  Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010.  Mr. Ninivaggi has been a director of: CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, since May 2012; CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, since May 2012; Viskase Companies, Inc., a meat casing company, since June 2011; XO Holdings, a competitive provider of telecom services, since August 2010; and Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since March 2010. From January 2011 to May 2012, Mr. Ninivaggi served as the Interim President and Interim Chief Executive Officer, and since January 2011, he has served as a director, of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts. Mr. Ninivaggi was previously a director of: Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions, from December 2010 to May 2012; and CIT Group Inc., a bank holding company, from December 2009 to May 2011. CVR Energy, CVR Partners, Viskase Companies, XO Holdings, Federal-Mogul and Tropicana Entertainment are each indirectly controlled by Carl C. Icahn. Mr. Icahn previously had interests in Motorola Mobility and CIT Group through the ownership of securities. Mr. Ninivaggi received a B.A. in History from Columbia University in 1986, a Masters of Business Administration from the University of Chicago in 1988 and a J.D. from Stanford Law School in 1991.  Except to the extent Mr. Ninivaggi is deemed an associate of any of the Beneficial Owners (as defined in Annex A hereto) as described herein, including Annex A hereto, Mr. Ninivaggi does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation.  Mr. Ninivaggi’s business address is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, New York 10153.

Based upon Mr. Ninivaggi’s strong background in operations and management having served in various executive roles and having served on a number of public and private boards, the Participants believe that Mr. Ninivaggi has the requisite set of skills to serve as a Board member of Oshkosh.

MR. MARC F. GUSTAFSON, age 60

Mr. Gustafson’s principal occupation is serving as the principal of Gustafson Consulting Group which he founded in 2008.  Gustafson Consulting Group specializes in management consulting for companies in the transportation and related industries. Mr. Gustafson also provides litigation support and expert testimony in cases involving the transportation industry.

Mr. Gustafson’s transportation industry expertise includes the heavy truck industry, which began in 1975, as the owner of Mack dealerships in Florida.  He owned and operated the dealerships for seventeen years.  In 1991, he joined Mack Trucks, Inc. as its Executive Vice President of Sales and Marketing.  In that position, he was responsible for all North and Latin American commercial operations for Mack.  In 1996, he joined Volvo Trucks North America as its President and Chief Executive Officer.  During his tenure at Volvo, he was appointed Chairman of Volvo’s global truck marketing and business development committee, and was involved in Volvo’s strategic efforts to acquire other companies in the heavy truck industry, including his former employer Mack Trucks, Inc., as well as Arrow Truck Sales, Inc. and Petro Truck Stops.  In 2003, he ran Freightliner Corporation’s American LaFrance subsidiary, which builds fire emergency vehicles.  Then in 2004, he joined Federal Signal Corporation to run its fire emergency vehicle subsidiaries, E-One and Bronto Skylift.  He left Federal Signal in 2007 and, a year later, founded Gustafson Consulting Group.

Mr. Gustafson is also a former board member of the American Trucking Association, Volvo Cars, NA and Habitat for Humanity, Charleston.  He graduated from Berry College with a BS degree in 1974.  Mr. Gustafson does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation. The business address of Mr. Gustafson is 400 Lynn Cove Road, Asheville, NC  28804.

Based upon Mr. Gustafson's long and successful career in the transportation industry, particularly the heavy truck industry, having served as an executive officer of various companies in that industry, the Participants believe that Mr. Gustafson has the requisite set of skills to serve as a Board member of Oshkosh.

MR. JAMES A. COWAN, age 55

Mr. Cowan’s principal occupation is serving as president and chief executive officer of American Railcar Industries, Inc., a railcar manufacturing company that is indirectly controlled by Carl Icahn (“ARI”), since April 1, 2009.  Previously, Mr. Cowan served as ARI’s executive vice president and chief operating officer from December 2005 through March 2009. Since August 2010, Mr. Cowan has served on the executive committee of Axis, the axle manufacturing joint venture in which ARI has a 41.9% interest, and, since January 2008, has served as a director of AxisOpCo, which is wholly owned by Axis and is the operating entity for the joint venture.  Mr. Cowan has served, since June 2008, on the board of directors of American Railcar Mauritius I (ARM I) and American Railcar Mauritius II (ARM II), which are wholly owned subsidiaries of ARI and hold ARI’s investment in Amtek Railcar.  Since August 2008, Mr. Cowan has served on the board of directors of Amtek Railcar, the Indian joint venture in which ARI has a 50% interest. Prior to joining ARI, he spent the last 26 years in various positions involving the engineering, construction and manufacturing of multiple steel and tubular products. From March 2003 to August 2005, Mr. Cowan served as president and chief operating officer of Maverick Tube Corporation, a North American manufacturer of welded tubular steel products used in the energy industry. Prior to this position, from June 2002 to March 2003, Mr. Cowan served as president and chief operating officer of Vallourec & Mannesmann Star, a French, German and Japanese joint venture and seamless manufacturer of tubular steel products. From January 1992 to June 2002, he served as general manager responsible for all sales and operations of three different steel manufacturing facilities for North Star Steel, a business previously owned by Cargill. Mr. Cowan was responsible for the greenfield development, construction and start−up of one of these facilities. From July 1979 to January 1992, he served in differing operational capacities for Cargill’s steel group, North Star Steel. During 2000 and 2001, Mr. Cowan served as chairman of the Governor of Ohio’s Steel Council. Mr. Cowan received his B.S. in Metallurgical Engineering from Michigan Technological University.  Mr. Cowan does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation. The business address of Mr. Cowan is c/o American Railcar Industries, Inc., 100 Clark Street, St. Charles, MO 63301.

        Based upon Mr. Cowan’s significant operational experience in OEM manufacturing, steelmaking, construction management, international business development and lean manufacturing techniques, the Participants believe that Mr. Cowan has the requisite set of skills to serve as a Board member of Oshkosh.

MR. JAMES L. NELSON, age 63

James L. Nelson has served as a director of Icahn Enterprises G.P. Inc. since June 2001 and is a member of its audit committee. Icahn Enterprises G.P. Inc. is the general partner of Icahn Enterprises L.P., a diversified holding company controlled by Carl Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion.  Since December 2003, Mr. Nelson has served as a director and member of the audit committee of American Entertainment Properties Corp., a subsidiary of Icahn Enterprises L.P.  From May 2005 until November 15, 2007, Mr. Nelson served as a director and member of the audit committee of Atlantic Coast Entertainment Holdings, Inc., a subsidiary of Icahn Enterprises L.P.  From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co−Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the Board of Orbitex Financial Services Group.  From April 2003 through April 2010, Mr. Nelson served as a director and Chairman of the audit committee of Viskase, a majority owned subsidiary of Icahn Enterprises L.P. that is engaged in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry.  From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. Since April 2008, Mr. Nelson has served as a director and currently serves as Chairman of the audit committee of the board of directors of Cequel Communications, an owner and operator of a large cable television system.  Since March 2010, Mr. Nelson has served as a director and member of the audit committee of Tropicana Entertainment Inc., one of Icahn Enterprises L.P.’s majority−owned subsidiaries which comprises its gaming segment. Since April 2010, Mr. Nelson has served as a director and member of the audit committee of Take Two Interactive Software, Inc. a publisher, developer, and distributor of video games and video game peripherals, a company in which Mr. Icahn has an interest through the ownership of securities. Since June 2011, Mr. Nelson has served as a director and member of the compensation and strategic alternatives committees of Motricity Inc., a company in which Mr. Icahn has an interest through the ownership of securities, and, since January 2012, Chairman of its Board of Directors.  Mr. Nelson does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation. The business address of Mr. Nelson is 2747 Paradise Road PH2804, Las Vegas, NV 89109

Based upon Mr. Nelson significant experience and leadership roles serving as Chief Executive Officer, Director and Chairman of the audit committee of various companies, the Participants believe that Mr. Nelson has the requisite set of skills to serve as a Board member of Oshkosh.

MR. JACK G. WASSERMAN, age 75

Mr. Wasserman’s principal occupation is serving as an attorney and a member of the Bars of New York, Florida and the District of Columbia. From 1966 until 2001, he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York−based law firm, and its predecessors.  Since September 2001, Mr. Wasserman has been engaged in the practice of law as a sole practitioner. He has served as a director of Icahn Enterprises G.P. Inc. since December 1993 and is chairman of its audit committee. Icahn Enterprises G.P. Inc. is the general partner of Icahn Enterprises L.P., a diversified holding company controlled by Carl Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion.  Since December 2003, Mr. Wasserman has served as a director and chairman of the audit committee of American Entertainment Properties Corp., a subsidiary of Icahn Enterprises L.P.  From May 2005 until November 15, 2007, Mr. Wasserman has served as a director and chairman of the audit committee of Atlantic Coast Entertainment Holdings, Inc., a subsidiary of Icahn Enterprises L.P.  Mr. Wasserman is also a director of Cadus Corporation, a biotechnology company in which Mr. Icahn has a non-controlling interest through the ownership of securities. Since March 2004, Mr. Wasserman has been a director of Wendy's, an owner and franchisor of the Wendy's restaurant system. Mr. Wasserman serves as chairman of the ERISA committee and as a member of the audit and compensation committees of Wendy's.   Mr. Wasserman does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation. The business address of Mr. Wasserman is 510 East 86th Street, New York, NY  10028.

Based upon Mr. Wasserman's significant experience and leadership roles as an attorney and a director of various companies, the Participants believe that Mr. Wasserman has the requisite set of skills to serve as a Board member of Oshkosh.

MR. WILLIAM A. LEIDESDORF, age 67

Mr. Leidesdorf’s principal occupation is serving as a principal of Bedrock Investment Management Group, LLC, since 2011, which specializes in the acquisition, development and sale of residential lots and the development and re-development of residential multi-family housing in the mid-atlantic and southeast regions.  Bedrock also provides real estate investment banking services to regional real estate developers.  William A. Leidesdorf has served as a director of Icahn Enterprises G.P. Inc. since March 1991 and is a member of its audit committee. Icahn Enterprises G.P. Inc. is the general partner of Icahn Enterprises L.P., a diversified holding company controlled by Carl Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion.  Since December 2003, Mr. Leidesdorf has served as a director and member of the audit committee of American Entertainment Properties Corp., a subsidiary of Icahn Enterprises L.P. From May 2005 until November 15, 2007, Mr. Leidesdorf served as a director and member of the audit committee of Atlantic Coast Entertainment Holdings, Inc., a subsidiary of Icahn Enterprises L.P. Mr. Leidesdorf was a director of Renco Steel Group, Inc. and was a director, during its bankruptcy, of its subsidiary, WCI Steel, Inc., a steel producer which filed for Chapter 11 bankruptcy protection in September 2003. From 1996 through 2002, Mr. Leidesdorf was a director of the Simpson Housing Limited Partnership, a privately held real estate investment trust. Since October 2008, Mr. Leidesdorf has been the owner and managing director of Renaissance Hamptons Mayfair, LLC, a company primarily engaged in the ownership of multifamily residential properties. Previously, from June 1997 through October 2008, Mr. Leidesdorf was an owner and a managing director of Renaissance Housing, LLC, a company primarily engaged in the acquisition of multifamily housing properties, many of which were subject to various federal and state regulatory requirements. From April 1995 through December 1997, Mr. Leidesdorf acted as an independent real estate investment banker.

Mr. Leidesdorf does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation. The business address of Mr. Leidesdorf is c/o Bedrock Investment Management Group, LLC, 714 South Wolfe Street, PO Box 38534, Baltimore, MD 21231.

Based upon Mr. Leidesdorf's significant business experience, including responsibility for audits and compliance with various federal and state regulatory authorities, the Participants believe that Mr. Leidesdorf has the requisite set of skills to serve as a Board member of Oshkosh.

MR. KEITH COZZA, age 34

Mr. Cozza’s principal occupation is serving as the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza served as Controller at Icahn Associates Holding LLC from 2004 to 2006. Prior to that Mr. Cozza was a senior assurance associate at Grant Thornton LLP. Mr. Cozza has been a director of: Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company controlled by Mr. Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion), since September 2012; and XO Holdings, a competitive provider of telecom services, since August 2011.  Mr. Cozza was previously a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. XO Holdings is indirectly controlled by Carl C. Icahn. Mr. Icahn also previously had a non-controlling interest in MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.  Except to the extent Mr. Cozza is deemed an associate of any of the Beneficial Owners as described herein, including Annex A hereto, Mr. Cozza does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation.  Mr. Cozza’s business address is c/o Icahn Capital LP, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

Based upon Mr. Cozza's extensive operations background in finance and accounting and a substantial knowledge of the capital markets having overseen numerous complex capital raising transactions, the Participants believe that Mr. Cozza has the requisite set of skills to serve as a Board member of Oshkosh.

MR. SUNGHWAN CHO, age 38

Mr. Cho’s principal occupation is serving as the Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company controlled by Carl Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion), since March 2012.  Prior to that time, he was Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises since October 2006.  From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of interactive entertainment products.  From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. From 1996 to 1999, he was an investment banker at Salomon Smith Barney in New York and Tokyo. Mr. Cho has been a director of: Icahn Enterprises G.P. Inc. since September 2012; CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, since May 2012; CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, since May 2012; Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since May 2012; XO Holdings, a competitive provider of telecom services, since August 2011; American Railcar Industries, Inc., a railcar manufacturing company, since June 2011; Take-Two Interactive Software Inc., a publisher of interactive entertainment products, since April 2010; WestPoint Home LLC, a home textiles manufacturer, since January 2008; PSC Metals Inc., a metal recycling company, since December 2006; and Viskase Companies, Inc., a meat casing company, since November 2006. CVR Energy, CVR Partners, Federal-Mogul, XO Holdings, American Railcar Industries, WestPoint Home, PSC Metals and Viskase Companies each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non−controlling interest in Take-Two Interactive Software through the ownership of securities. Mr. Cho received a B.S. in Computer Science from Stanford University and an MBA from New York University, Stern School of Business.  Except to the extent Mr. Cho is deemed an associate of any of the Beneficial Owners as described herein, including Annex A hereto, Mr. Cho does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation.  Mr. Cho’s business address is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, New York 10153.

Based upon Mr. Cho's strong understanding of business operations and finance, having served as both an executive officer of a large diverse business entity and as a director of various public and private companies, the Participants believe that Mr. Cho has the requisite set of skills to serve as a Board member of Oshkosh.

MR. HUNTER C. GARY, age 38

Mr. Gary’s principal occupation is serving as Senior Vice President of Icahn Enterprises L.P. (a diversified holding company controlled by Carl Icahn that is engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since November 2010.  Prior to that time, Mr. Gary has been employed by Icahn Associates Corporation, an affiliate of Icahn Enterprises L.P., in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC. From 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group AG, most recently as a Managing Director. Mr. Gary has been a director of: Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since October 2012; Viskase Companies Inc., a meat casing company, since August 2012; PSC Metals Inc., a metal recycling company, since May 2012; XO Holdings, a competitive provider of telecom services, since September 2011; Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; Tropicana Entertainment Cayman Holdings Co. Ltd. since January 2011; American Railcar Industries, Inc., a railcar manufacturing company, since January 2008; Motricity Inc., a mobile data services provider, since October 2007; and WestPoint Home LLC, a home textiles manufacturer, since June 2007. Federal-Mogul, Viskase Companies, PSC Metals, XO Holdings, Tropicana Entertainment, American Railcar Industries and WestPoint Home each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non−controlling interest in Motricity through the ownership of securities. Mr. Gary is married to Mr. Carl Icahn's wife's daughter. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

Except to the extent Mr. Gary is deemed an associate of any of the Beneficial Owners as described herein, including Annex A hereto, Mr. Gary does not, and his associates do not, own, beneficially or of record, directly or indirectly, any shares of capital stock of the Corporation.  Mr. Gary’s business address is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, New York 10153.

Based upon Mr. Gary's extensive experience in dealing with operations matters for a variety of companies, in addition to his service on other boards, the Participants believe that Mr. Gary has the requisite set of skills to serve as a Board member of Oshkosh.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, A.B. KRONGARD, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, WILLIAM A. LEIDESDORF, KEITH COZZA, SUNGHWAN CHO AND HUNTER C. GARY BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD FOR THE ELECTION OF CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, A.B. KRONGARD, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, WILLIAM A. LEIDESDORF, KEITH COZZA, SUNGHWAN CHO AND HUNTER C. GARY.

PROPOSAL 5 – REPEAL OF NEW BYLAWS

Article II, Section 2.11 of Oshkosh’s Bylaws provides that the proposal of other business to be considered by the Shareholders may be made at an Annual Meeting “…by any shareholder of the corporation who (1) is a shareholder of record at the time of giving of notice provided for in this Section 2.11, (2) is entitled to vote with respect to such nomination or other business at the meeting under the articles of incorporation and (3) complies with the notice procedures set forth in this Section 2.11.”  On October 26, 2012, High River, a record holder of Common Stock, delivered timely notice in accordance with the foregoing, notifying Oshkosh that High River intends to seek to adopt a resolution of the Shareholders (the “Repeal of New Bylaws”) that would repeal any provision of the Oshkosh Bylaws in effect at the time of the Annual Meeting that was not included in the Oshkosh Bylaws as publicly filed with the Securities and Exchange Commission prior to October 25, 2012.

The Participants are not aware of any such provision of the Oshkosh Bylaws that has become effective, but it is possible that on or following October 25, 2012 and prior to the adoption of this resolution they could become aware of such a provision.

The following is the text of the proposed resolution:

“RESOLVED, that any provisions of the Bylaws of Oshkosh Corporation as of the effectiveness of this resolution that was not included in the Bylaws of Oshkosh Corporation as publicly filed with the Securities and Exchange Commission prior to October 25, 2012, be and hereby are repealed.”

If the Board does not effect any changes to the Oshkosh Bylaws, as publicly filed with the Securities and Exchange Commission on July 26, 2012, the Icahn Parties will not make this Proposal 5 at the Annual Meeting and this Proposal 5 will have no effect.  However, if the Board has made changes prior to the Annual Meeting that were not disclosed prior to October 25, 2012, then this Proposal 5, if adopted, will restore the version of the Oshkosh Bylaws that became publicly available in filings by the Corporation with the Securities and Exchange Commission on July 26, 2012.

The Participants are reserving the right to bring Proposal 5 for consideration at the Annual Meeting because the Board has the ability to make amendments to the Oshkosh Bylaws without obtaining Shareholder approval and some or all of those amendments may not be in the best interests of the Shareholders.  The Participants are not currently aware of any provisions or amendments of the Oshkosh Bylaws that would be repealed by the adoption of this Proposal 5. However, it is possible that prior to the date of the Annual Meeting, the Board will adopt provisions or amendments to the Oshkosh Bylaws, some or all of which the Shareholders believe are not in their best interests.  This Proposal would allow Shareholders to undo at the Annual Meeting all (but not less than all) amendments to the Oshkosh Bylaws that were not publicly disclosed prior to the deadline under the Oshkosh Bylaws for Shareholders to make proposals at the Annual Meeting.

The Oshkosh Board recommended a vote against Proposal 5.  Please refer to Oshkosh’s Proxy Statement for a discussion of various arguments by the Oshkosh Board against Proposal 5.

WE STRONGLY URGE YOU TO VOTE FOR THE REPEAL OF NEW BYLAWS, BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD FOR THE REPEAL OF NEW BYLAWS.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

According to Oshkosh’s Proxy Statement, Oshkosh is soliciting proxies with respect to three other proposals.  Please refer to Oshkosh’s Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals.  These proposals are outlined below.  IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL OF THE SHARES OF COMMON STOCK REPRESENTED BY YOUR GOLD PROXY CARD [  ] PROPOSAL 2 LISTED BELOW, [  ] PROPOSAL 3 LISTED BELOW, AND [  ] PROPOSAL 4 LISTED BELOW.

PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OSHKOSH’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013

According to Oshkosh’s Proxy Statement, the Company will also solicit proxies with respect to a proposal for Shareholders to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as Oshkosh’s independent auditors for the fiscal year ending September 30, 2013.  Please refer to Oshkosh’s Proxy Statement for a discussion of Proposal 2.  The Participants intend to vote, and recommend that you vote, [   ] Proposal 2.

PROPOSAL 3 – TO CONSIDER AN ADVISORY VOTE ON THE COMPENSATION OF OSHKOSH’S NAMED EXECUTIVE OFFICERS

According to Oshkosh’s Proxy Statement, the Company will also solicit proxies with respect to a proposal for the Shareholders to approve, on an advisory basis, the compensation of Oshkosh’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S−K promulgated under the Securities Exchange Act of 1934, as amended, including in the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in Oshkosh’s Proxy Statement.  Please refer to Oshkosh’s Proxy Statement for a discussion of Proposal 3.  The Participants intend to vote, and recommend that you vote, [   ] Proposal 3.

PROPOSAL 4 – SHAREHOLDER PROPOSAL

According to Oshkosh’s Proxy Statement, if properly presented, the Company will submit to the Shareholders for their approval a proposal submitted by an Oshkosh Shareholder that the Shareholders approve a resolution urging the Oshkosh executive pay committee to adopt a policy requiring that Oshkosh senior executives retain a significant percentage of stock acquired through equity pay programs until reaching normal retirement age and to report to Shareholders regarding this policy before the next annual meeting of Shareholders.  Please refer to Oshkosh’s Proxy Statement for a discussion of Proposal 4.  The Participants intend to vote, and recommend that you vote, [   ] Proposal 4.

BACKGROUND OF THE SOLICITATION

On June 30, 2011, the Icahn Parties and certain of their affiliates, including Carl C. Icahn (collectively, the “Icahn Reporting Persons”) filed a Schedule 13D with the SEC disclosing an aggregate beneficial ownership of 8,665,260 shares of Common Stock (the “Shares”), including Shares underlying call options that were beneficially owned by the Icahn Parties at such time.  The Icahn Reporting Persons stated that they had acquired the Shares in the belief that the Shares were undervalued.  The Icahn Reporting Persons also disclosed that they intended to seek to have conversations with Oshkosh management to discuss enhancing shareholder value.  Shortly thereafter representatives of the Icahn Reporting Persons contacted representatives of Oshkosh.

On August 15, 2011, representatives of the Icahn Reporting Persons met in New York with representatives of Oshkosh, including Charles L. Szews, the President and Chief Executive Officer of the Company and David Sagehorn, the Chief Financial Officer of the Company.  At that meeting, the parties discussed a range of issues including their respective views on the business and performance of the Company and the strategic direction of the Company.  The parties also discussed various issues under Wisconsin law, including the 10% stockholder restrictions.  The parties continued to have telephone conversations to discuss these issues from time to time thereafter.

On August 31, 2011, the Icahn Reporting Persons amended their Schedule 13D to disclose that they had exercised all of their call options and that they beneficially owned 8,665,260 Shares.

On November 1, 2011, Carl Icahn contacted Mr. Szews to notify him that the Icahn Reporting Persons would be delivering a Notice of Nomination of Directors at the 2012 Annual Meeting of Shareholders of Oshkosh Corporation (the “2012 Nomination Notice”).  On November 4, 2011, representatives of the Icahn Reporting Persons delivered the 2012 Nomination Notice to the Company and amended their Schedule 13D to disclose that they had delivered the 2012 Nomination Notice.

The 2012 Nomination Notice provided that the Icahn Reporting Persons intended to appear at the Company’s 2012 Annual Meeting of Shareholders or a special meeting of shareholders of the Company called for a similar person, in person or by proxy, to nominate and seek to elect A.B. Krongard, Vincent J. Intrieri, Samuel Merksamer, Jose Maria Alapont, Daniel A. Ninivaggi and Marc F. Gustafson, as members of the Board.

On December 6, 2011, the Icahn Reporting Persons amended their Schedule 13D to disclose that Mr. Icahn stated during a telephone interview on CNBC on December 6, 2011, in response to a question regarding the fact that he owns stock of both the Company and Navistar International Corporation, that the Icahn Reporting Persons believed there may be significant synergies between the Company and Navistar and that shareholders of both companies could benefit from these synergies and that the Icahn Reporting Persons would be supportive of a merger. The Icahn Reporting Persons also disclosed that they believed that synergy driven consolidation will be a primary method for defense contractors to drive earnings and cost savings in the years ahead.

On December 16, 2011, representatives of the Icahn Reporting Persons met in New York with representatives of Oshkosh, including Mr. Szews and Mr. Sagehorn.  At that meeting, the parties discussed the possibility of board representation in exchange for withdrawing the director nominations.  No proposals were made by any of the Icahn Reporting Persons at that meeting and no agreements were reached.

On January 6, 2012, the Icahn Reporting Persons amended their Schedule 13D to disclose that Mr. Icahn issued an open letter to the Oshkosh shareholders, and included a copy of the letter with the Schedule 13D amendment (such letter the “January 6 Letter”).  In the January 6 Letter, Mr. Icahn indicated that Oshkosh was in need of change and that his nominees to the Oshkosh board have the necessary skills, experience and objectivity to help fix the problems at Oshkosh.  Mr. Icahn also stated, among other things, the following:

“After reviewing the details surrounding the MOVE strategy, I firmly believe that their strategy provides no substantive ideas to proactively enhance shareholder value. To put it differently, I believe that their strategy represents the same "wait and see" approach to a recovery which the board has been implementing for years. Shareholders deserve a real plan to deliver value TODAY centered on the following:

-
Immediately explore alternatives for JLG to reallocate capital to debt reduction, returning capital to shareholders and providing opportunities to pursue a more active acquisition strategy surrounding core businesses.

-	Capitalize on a weak economy by consolidating existing niche businesses and entering new synergistic product lines rather than waiting to see how the economy progresses.

-	Aggressively seek small acquisitions and joint venture opportunities in core product areas to develop a comprehensive international growth strategy.

-	Position the company to participate in coming defense industry consolidation as both a buyer and/or a seller.

-
Integrate and restructure existing operations to maintain profitability, and if the current management is not willing or capable of executing such a restructuring, finding a management team that will.”

On January 9, 2012, the Icahn Reporting Persons amended their Schedule 13D to disclose that the Icahn Reporting Persons delivered a presentation regarding Oshkosh, and included a copy of the presentation with the Schedule 13D amendment.  The presentation set forth the Icahn Reporting Persons views as to (i) the need for change at Oshkosh, (ii) the new direction Oshkosh should take to create shareholder value, which included the recommendations made by the Icahn Reporting Persons in the January 6 Letter, and (iii) the qualifications of their slate of director nominees.

On January 11, 2012, the Icahn Reporting Persons amended their Schedule 13D to disclose that the Icahn Reporting Persons delivered another presentation regarding Oshkosh, and included a copy of the presentation with the Schedule 13D amendment.  The presentation responded to a presentation by Oshkosh management that was publicly disclosed on January 9, 2012.  In the Icahn Reporting Persons’ presentation, they expressed their belief that management was focusing on the wrong performance metrics in its presentation and that according to the most important performance metrics, the Company’s performance was the lowest amongst its peers.  The Icahn Reporting Persons also criticized the apparent lack of strategic direction by the Company and the lengthy time frames set forth by the Company for its restructuring activities and called into question the Company’s ability to generate any meaningful cost savings on a go forward basis.  The Icahn Reporting Persons then indicated that their nominees would provide much needed experience and key skills to the current board.

On January 18, 2012, the Icahn Reporting Persons amended their Schedule 13D to disclose that Institutional Shareholder Services Inc., an influential and leading proxy voting and corporate governance advisory firm, announced its support for three of the Icahn Reporting Persons’ nominees to the Oshkosh board and did not recommend any of the Oshkosh directors.

On January 31, 2012, Oshkosh filed an 8-K with the SEC announcing the results of the 2012 annual meeting.  According to the 8-K, none of the nominees of the Icahn Reporting Persons were elected to the Oshkosh board.

On August 9, 2012, the Icahn Reporting Persons amended their Schedule 13D to disclose that on August 9, 2012, representatives of the Icahn Reporting Persons had discussions with Oshkosh management. During those discussions, the Icahn Reporting Persons expressed their belief that the value of the JLG segment of Oshkosh exceeded its total enterprise value and that given the prospects and profitability of Oshkosh’s other segments, the value of JLG would not be recognized by shareholders in the foreseeable future. The Icahn Reporting Persons expressed their belief that JLG performance has improved enough for it to operate as a stand-alone business, and that the Company should immediately pursue a tax-free spinoff of the JLG business to shareholders. The Icahn Reporting Persons also indicated that they may continue to have discussions with representatives of the Company from time to time on these and other matters.

On September 14, 2012, Samuel Merksamer, a representative of the Icahn Reporting Persons, attended an Oshkosh analyst day event in Chicago, Illinois that was open to the public. After the Oshkosh management presentation, Mr. Merksamer met with Mr. Szews and Mr. Donnelly, the Chairman of the Board, to discuss the uncertain future of the defense segment, based on the projections Mr. Szews provided during the analyst presentation.  Mr. Szews suggested that although the Company has studied a possible sale or spin-off of the Defense business and the JLG business they had not made any effort to find buyers of either business.

On September 26, 2012, representatives of the Icahn Reporting Persons met in New York with representatives of Oshkosh, including Mr. Szews, Mr. Sagehorn and Mr. Donnelly.  At that meeting, the parties discussed a range of issues including their respective views on the business and performance of the Company and the strategic direction of the Company.  Mr. Icahn indicated that he was not satisfied with the performance of the current Board or Mr. Szews or the strategic direction of the Company and that he was considering various possible options regarding the Company but had not yet decided on any particular course of action.  Mr. Icahn had a follow-up telephone conversation with Mr. Szews on October 5, 2012 concerning these same issues.

On October 11, 2012, Mr. Icahn issued a press release announcing that he intended to commence a tender offer for any and all Shares of the Company at $32.50 per share and to nominate a slate of directors to the Board at the Annual Meeting.

Later on October 11, 2012, Oshkosh issued a press release stating that the Board would advise shareholders of its position regarding Mr. Icahn’s tender offer within 10 business days from the date of commencement and advised Shareholders to take no action at that time pending a review of the tender offer by the Board.

On October 17, 2012, IEP Vehicles Sub LLC and Icahn Enterprises Holdings LP filed a Schedule TO with the SEC commencing a tender offer for any and all Shares of the Company at $32.50 per Share.  As described below, the tender offer was subsequently amended to include the rights issued under the poison pill subsequently adopted by the Board.

On October 22, 2012, Oshkosh issued a press release stating that Board would advise Shareholders of its position regarding the tender offer and expected slate of director nominees and that Oshkosh would submit its response to the tender offer not more than 10 business days from October 17, 2012, the date of commencement of the tender offer.  Oshkosh also advised Shareholders to take no action at that time pending a review of the tender offer by the Board.

        On October 22, 2012, Mr. Icahn issued an open letter to the Shareholders expressing his lack of confidence in the Oshkosh management team led by Mr. Szews.  Mr. Icahn indicated that he believed that the decline in the Oshkosh share price over the five year period since Mr. Szews became president of Oshkosh represents the clearest indication that Oshkosh management has failed, and that the Company will not succeed without a new management team and a drastically different strategy.  Mr. Icahn also announced that William Lasky, the former Chairman and CEO of JLG, would be joining his slate of nominees to the Board and assisting Mr. Icahn and his team in developing an independent strategy to maximize the value of JLG.

On October 26, 2012, Oshkosh filed a Schedule 14D-9 with the SEC and issued a press release announcing that the Board had determined that the tender offer was inadequate, undervalues the Company and not in the best interests of the Company and the Shareholders and recommending that Shareholders not tender into the tender offer.  In addition, on October 26, 2012, Oshkosh announced that the Board adopted a shareholder rights plan, or poison pill.

On October 26, 2012, representatives of the Icahn Reporting Persons delivered a Notice of Nomination of Directors and Proposal of Other Business at the 2013 Annual Meeting of Shareholders of Oshkosh Corporation (the “2013 Nomination Notice”) and amended their Schedule TO to disclose that they had delivered the 2013 Nomination Notice.

The 2013 Nomination Notice provided, among other things, that the Icahn Reporting Persons intended to appear at the Company’s 2013 Annual Meeting of Shareholders or a special meeting of shareholders of the Company called for a similar person, in person or by proxy, to nominate and seek to elect Carl C. Icahn, William M. Lasky, José Maria Alapont, A.B. Krongard, Daniel A. Ninivaggi, Marc F. Gustafson, James Cowan, James L. Nelson, Jack G. Wasserman, William A. Leidesdorf, Keith Cozza, SungHwan Cho and Hunter C. Gary, as members of the Board.

On October 29, 2012, Oshkosh issued a press release confirming receipt of the 2013 Nomination Notice.

On November 8, 2012, Mr. Icahn issued an open letter to the Shareholders addressing what he believed to be were gross misrepresentations of the tender offer by Oshkosh and urging all Shareholders to tender before the December 3, 2012 deadline to send a strong message to the Board that something more must be done to enhance shareholder value (noting that all Shareholders will have the opportunity to withdraw their shares from the tender offer, if they would like to continue to hold their Oshkosh stock).

On November 13, 2012, the Icahn Reporting Persons amended the tender offer, to, among other things, allow the tender offer to proceed after the Board adopted the poison pill on October 25, 2012, by (i) making the tender offer for any and all Shares including the associated rights issued under the poison pill and (ii) replacing the condition to the tender offer requiring that no “poison pill” be adopted by Oshkosh – a condition that would not be satisfied as a result of the action taken by the Board in adopting a “poison pill” – with a condition requiring the current “poison pill” to be redeemed or otherwise made inapplicable to the tender offer by the current Board or a new Board comprised of the Nominees.

ABOUT THE OFFER

     On October 17, 2012, IEP Vehicles Sub LLC (the “Offeror”) and Icahn Enterprises Holdings L.P., as co-bidder, commenced an offer to purchase any and all of the issued and outstanding Shares (subsequently amended to include the associated rights) for $32.50 per share in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 17, 2012 (the “Offer to Purchase”), and in the related letter of transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”).

The Offer is not conditioned upon the Offeror obtaining any financing, any due diligence review of the Company or any minimum numbers of shares being tendered. The Offer is subject to the satisfaction, on or prior to December 3, 2012 (the “Expiration Date”, unless the Offeror shall have extended the period during which the Offer is open, in which event “Expiration Date” shall mean the time and date at which the Offer, as so extended by the Offeror, shall expire), of certain conditions set forth in the Offer to Purchase, including, among other conditions, that (i) the Nominees are elected to the Board in its entirety at the Annual Meeting or otherwise are appointed as the entire Board (the “New Board”) of Oshkosh (the “Board Condition”); (ii) the Board or the New Board has redeemed or otherwise made the Rights issued under the Rights Agreement adopted by the Board on October 25, 2012 (commonly known as a “poison pill”), inapplicable to the Offer and the Offeror (the “Poison Pill Condition”); (iii) the Board or the New Board has approved the purchase of the Shares by the Offeror in the Offer so that the provisions of Section 180.1141 of the Wisconsin Business Corporation Law (the “WBCL”) would not, at or following consummation of the Offer, prohibit, restrict or apply to any Business Combination, as defined in Section 180.1140 of the WBCL, involving the Company and the Offeror or any affiliate or associate of the Offeror (the “WBCL 1141 Condition”); and (iv) the Board or the New Board has specified as contemplated in Section 180.1150(2) of the WBCL that the provisions of Section 180.1150 of the WBCL do not limit or affect the voting power of any of the Shares held by the Offeror or any of its affiliates or associates at or following the consummation of the Offer (the “WBCL 1150 Condition” and together with the WBCL 1141 Condition, the “WBCL Conditions”). The Offer is also subject to other customary conditions set forth in the applicable Schedule TO filed by the Offeror, including the Offer to Purchase.

The conditions to the Offer must be satisfied on or prior to the Expiration Date.  However, if on the Expiration Date, at least 25% of the outstanding Shares are validly tendered in the Offer and not properly withdrawn, then the Offeror intends to extend the Expiration Date and so long as at least 25% of the outstanding Shares remain so tendered in the Offer, the Offeror intends to continue to extend the Offer until the Company holds the Annual Meeting.

If at any time, that number of Shares are validly tendered in the Offer and not properly withdrawn, which, when added to any Shares already owned by the Offeror and its affiliates, represents at least a majority of the issued and outstanding Shares on a fully diluted basis, then the Offeror will demand that the current Board, in accordance with its fiduciary duty to shareholders, accelerate the upcoming annual meeting of shareholders, or take other action, to allow the Board Condition to be satisfied promptly so that the WBCL Conditions can be satisfied and the Offer can proceed to close quickly, in accordance with its terms.  In that regard, the Offeror notes that it is willing to engage in negotiations with Oshkosh immediately in order to obtain its support for the Offer and facilitate closing on an expedited basis.

The election of the Nominees would cause the Board condition to be satisfied but would not, by itself, cause the Poison Pill Condition or the WBCL Conditions, or any other condition included in the Offer to Purchase to be satisfied. However, if elected, the Nominees will constitute the entire board of directors of Oshkosh, replacing the existing Board, and will alone be able to adopt resolutions.

IF THE NOMINEES ARE ELECTED, Mr. Icahn intends to ask the New Board to consider taking one or more of the following actions, if and to the extent that such actions are consistent with the fiduciary duties owed by the Board to all Shareholders:

•	Redeem the Poison Pill that was adopted by the Board on October 25, 2012; and

•	Cause the WBCL Conditions to the Offer to be satisfied.

       In addition, the Icahn Parties believe that the separation of the JLG business from the defense business is required to fully realize the value of Oshkosh’s assets.  After the Offer and the Annual Meeting are completed, if the Nominees are elected to the Board, the Icahn Parties expect that the new Board will investigate every possible strategy to separate these businesses so that it can be accomplished in the most efficient manner possible.

Certain Possible Effects of the Offer and the Proxy Solicitation on the Company’s Indebtedness

If the Offeror and its affiliates become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of 30% or more of the outstanding Shares, including as a result of the consummation of the Offer, or if the Nominees constitute a majority of the Board and the current Board does not approve their nomination or election, then the lenders under the Credit Agreement, dated as of September 27, 2010, as amended, by and among Oshkosh, the lenders party thereto and various other parties thereto (the “Credit Agreement”), will have the right to cause all unpaid amounts to be immediately due and payable. Because the Offeror and its affiliates currently beneficially own approximately 9.46% of Oshkosh’s issued and outstanding Shares, if the Offeror and/or its affiliates acquire an additional 20.54% or more of the Shares (including pursuant to the Offer) or if the Nominees are elected to the Board and the current Board does not approve their nomination or election, a change of control will occur under the Credit Agreement and the lenders will have the right to cause all unpaid amounts to be immediately due and payable.  Oshkosh reported in its Form 10-K filed with the SEC on November 19, 2012, that as of September 30, 2012, $455 million was outstanding under the Credit Agreement, there were outstanding letters of credit of $179.8 million under the credit facility and no amounts were borrowed under the revolving credit facility.

If the Offeror and its affiliates become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of 50% or more of the Shares, including as a result of the consummation of the Offer, or if the Nominees constitute a majority of the Board and the current Board does not approve their nomination or election, then Oshkosh would be required to make an offer to each holder to repurchase all outstanding senior notes of Oshkosh at a price equal to 101% of the principal amount of notes repurchased.  Because the Offeror and its affiliates currently beneficially own 9.46% of Oshkosh’s issued and outstanding Shares, if the Offeror and/or its affiliates acquire an additional 40.54% or more of the Shares (including pursuant to the Offer) or if the Nominees are elected to the Board and the current Board does not approve their nomination or election, a change of control will occur under the indenture governing the senior notes and then Oshkosh would be required to make an offer to each holder to repurchase all outstanding senior notes of Oshkosh at a price equal to 101% of the principal amount of notes repurchased.  Oshkosh reported in its Form 10-K filed with the SEC on November 19, 2012, that as of September 30, 2012, $500 million in aggregate principal amount of Oshkosh senior notes was outstanding.

In addition, if Oshkosh fails to pay the outstanding indebtedness under its Credit Agreement when due, including as a result of an acceleration of the maturity dates as described above or if Oshkosh fails to make the change of control offer as required under Oshkosh’s indenture governing the senior notes, there could occur an event of default under the Credit Agreement and/or the indentures governing Oshkosh’s outstanding senior notes which will enable the lenders under the Credit Agreement and/or the holders of the senior notes or the trustee to declare any such debt immediately due and payable. In the aggregate, Oshkosh reported in its Form 10-K filed with the SEC on November 19, 2012, that as of September 30, 2012, it had approximately $955 million of outstanding indebtedness.

The Offeror expects that if the Nominees are elected to the Board, the new Board would seek to refinance any such indebtedness that would be required to be so repaid.

    The foregoing description of the Company’s existing indebtedness is qualified in its entirety by reference to the definitive documents governing that indebtedness, copies of which have been filed by the Company with the SEC.

For a complete description of the terms of the Offer, including conditions of the Offer and certain federal income tax consequences of the Offer, Shareholders are referred to the Schedule TO filed by the Offeror with the SEC, including the Offer to Purchase and the accompanying Letter of Transmittal. Shareholders are advised to read the Schedule TO, including the Offer to Purchase, the letter of Transmittal and other documents filed with the SEC, carefully in their entirety because they contain important information. Shareholders can obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent of the Offer, D.F. King & Co., Inc., at 48 Wall Street, 22nd Floor, New York, New York 10005, or by telephone at (212) 269-5550 or toll-free at (800) 347-4750 .

THIS PROXY STATEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES.  THE OFFER TO BUY SHARES OF OSHKOSH CORPORATION COMMON STOCK, TOGETHER WITH THE ASSOCIATED RIGHTS, WAS MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT THE OFFEROR, AN INDIRECTLY WHOLLY OWNED SUBSIDIARY OF ICAHN ENTERPRISES HOLDINGS LP, AS CO-BIDDER, FILED WITH THE SEC ON OCTOBER 17, 2012.  ON OCTOBER 17, 2012, THE OFFEROR AND CO-BIDDER ALSO FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC RELATING TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAIN, AND THE SOLICITATION/RECOMMENDATION STATEMENT FILED BY THE COMPANY WITH THE SEC ON OCTOBER 26, 2012, CONTAINS, IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. THE TENDER OFFER MATERIALS WERE SENT FREE OF CHARGE TO ALL SHAREHOLDERS OF THE COMPANY ON OR ABOUT OCTOBER 17, 2012. ALL OF THESE MATERIALS (AND ALL OTHER MATERIALS FILED BY THE OFFEROR OR THE COMPANY WITH THE SEC) ARE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.  INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE DOCUMENTS FILED WITH THE SEC BY DIRECTING A REQUEST TO D.F. KING & CO., INC. BY MAIL TO 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL-FREE (800) 347-4750 OR (212) 269-5550.

OTHER PROPOSALS

The Participants and their affiliates know of no other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote that proxy on such other matters in accordance with their judgment.

VOTING PROCEDURES

According to Oshkosh’s Proxy Statement, the Bylaws and applicable law, holders of shares of Common Stock, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

According to Oshkosh’s Proxy Statement, the Bylaws and applicable law, in a contested election of directors, plurality voting applies in the election of directors.  According to Oshkosh’s Proxy Statement, the Chairman of the Oshkosh Board has determined that the election at the Annual Meeting is a contested election because nomination of the Nominees by the Icahn Parties would result in more persons nominated to serve as a director than Board seats available. Accordingly, pursuant to Oshkosh’s Bylaws, plurality voting will apply at the Annual Meeting.  Plurality voting means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares of Common Stock not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors.

A quorum must be present, in person or by proxy, in order for the Company to hold the Annual Meeting.  A quorum is the presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.  The shares of Common Stock represented by a proxy marked “withhold” or “abstain” and broker non-votes (as described below) will be considered present at the Annual Meeting for purposes of determining a quorum.

BROKER NON-VOTES

If you hold your shares of Common Stock through a bank, broker or other nominee and do not provide voting instructions to the record holder of the shares of Common Stock, your shares of Common Stock will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote.  In this case, a “broker non-vote” occurs.  Shares of Common Stock constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether Shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

The election of directors at the Annual Meeting is a “non-routine matter” and brokers do not have discretionary authority to vote your shares of Common Stock on “non-routine matters.”  Therefore, unless you provide specific voting instructions to your broker, your broker will not have discretionary authority to vote your shares of Common Stock for the election of directors at the Annual Meeting and your shares of Common Stock will not be voted for the election of directors.  If your shares of Common Stock are held in street name, your broker or nominee has enclosed a GOLD voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares of Common Stock by following the instructions provided on the GOLD voting instruction card.

        According to Oshkosh’s Proxy Statement, the Oshkosh Bylaws and applicable law, in order for the Shareholders to approve Proposal 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OSHKOSH’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013 – the votes cast "FOR" Proposal 2 must exceed the votes cast "AGAINST" Proposal 2. Abstentions and broker non−votes do not constitute a vote "FOR" or "AGAINST" Proposal 2 and will be disregarded in the calculation of "votes cast." Brokers are not entitled to vote on Proposal 2 in the absence of voting instructions from the beneficial owner.

According to Oshkosh’s Proxy Statement, the Oshkosh Bylaws and applicable law, the Shareholder vote on Proposal 3 – TO CONSIDER AN ADVISORY VOTE ON THE COMPENSATION OF OSHKOSH’S NAMED EXECUTIVE OFFICERS – is advisory and will not be binding on the Oshkosh Board.  However, in order to be approved by the Shareholders on an advisory basis, the votes cast "FOR" Proposal 3 must exceed the votes cast "AGAINST" Proposal 3.  Abstentions and broker non−votes do not constitute a vote "FOR" or "AGAINST" Proposal 3 and will be disregarded in the calculation of "votes cast." Brokers are not entitled to vote on Proposal 3 in the absence of voting instructions from the beneficial owner.

According to Oshkosh’s Proxy Statement, the Oshkosh Bylaws and applicable law, in order for the Shareholders to approve Proposal 4 – SHAREHOLDER PROPOSAL – STOCK RECEIVED THROUGH COMPENSATION– the votes cast "FOR" Proposal 4 must exceed the votes cast "AGAINST" Proposal 4. Abstentions and broker non−votes do not constitute a vote "FOR" or "AGAINST" Proposal 4 and will be disregarded in the calculation of "votes cast." Brokers are not entitled to vote on Proposal 4 in the absence of voting instructions from the beneficial owner.  Proposal 4 must be properly presented at the Annual Meeting to be voted upon.

According to Oshkosh’s Proxy Statement, the Oshkosh Bylaws and applicable law, in order for the Shareholders to approve Proposal 5 – REPEAL OF NEW BYLAWS – the votes cast "FOR" Proposal 5 must not be less than a majority of the shares present or represented and entitled to vote on Proposal 5 in order for Proposal 5 to pass. Abstentions and broker non−votes do not constitute a vote "FOR" or "AGAINST" Proposal 5.  Broker non-votes will be disregarded in the calculation of shares present or represented and entitled to vote on Proposal 5, but abstentions will be counted as shares present or represented and entitled to vote on Proposal 5. Brokers are not entitled to vote on Proposal 5 in the absence of voting instructions from the beneficial owner.  Proposal 5 must be properly presented at the Annual Meeting to be voted upon.

        As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote. You may:

1.	Sign, date and return the enclosed GOLD proxy card in the enclosed postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the Annual Meeting;
2.	Vote via the Internet by following the voting instructions on the GOLD proxy card or the GOLD voting instructions provided by your broker, bank or other holder of record.
3.	Vote by telephone by following the voting instructions on the GOLD proxy card or the GOLD instructions provided by your broker, bank or other holder of record; or
4.
Vote in person by attending the Annual Meeting. Written ballots will be distributed to Shareholders who wish to vote in person at the Annual Meeting.  If you hold your shares of Common Stock through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

To submit a proxy with voting instructions by telephone please call the telephone number listed on the GOLD proxy card.  Proxies may also be submitted over the Internet.  Please refer to the GOLD proxy card for the website information.  In each case, Shareholders will be required to provide the unique control number which has been printed on each Shareholder's GOLD proxy card.  In addition to the instructions that appear on the GOLD proxy card, step-by-step instructions will be provided by a recorded telephone message for those Shareholders submitting proxies by telephone or at the designated website for those Shareholders submitting proxies over the Internet.  Shareholders submitting their proxies with voting instructions by telephone or over the Internet will receive confirmation on the telephone that their vote by telephone was successfully submitted, and may provide an email address for confirmation that their vote by Internet was successfully submitted.

Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed GOLD proxy and return it in the enclosed self-addressed, postage-paid envelope.  All valid proxies received prior to the meeting will be voted.  If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (I) FOR CARL C. ICAHN FOR DIRECTOR; (II) FOR WILLIAM M. LASKY FOR DIRECTOR; (III) FOR JOSÉ MARIA ALAPONT FOR DIRECTOR; (IV) FOR A.B. KRONGARD FOR DIRECTOR; (V) FOR DANIEL A. NINIVAGGI FOR DIRECTOR; (VI) FOR MARC F. GUSTAFSON FOR DIRECTOR; (VII) FOR JAMES COWAN FOR DIRECTOR; (VIII) FOR JAMES L. NELSON FOR DIRECTOR; (IX) FOR JACK G. WASSERMAN FOR DIRECTOR; (X) FOR WILLIAM A. LEIDESDORF FOR DIRECTOR; (XI) FOR KEITH COZZA FOR DIRECTOR; (XII) FOR SUNGHWAN CHO FOR DIRECTOR; AND (XIII) FOR HUNTER C. GARY FOR DIRECTOR; (XIV) [   ] THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OSHKOSH’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013; (XV) [    ] THE APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OSHKOSH’S NAMED EXECUTIVE OFFICERS; (XVI) [   ] THE APPROVAL OF THE SHAREHOLDER PROPOSAL REGARDING STOCK RECEIVED THROUGH COMPENSATION; (XVII) FOR THE REPEAL OF NEW BYLAWS; AND (XVIII) IN THE PROXY HOLDERS' DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.
Shareholders call toll-free:  (800) 347-4750
Banks and Brokerage Firms call:  (212) 269-5550

PROXY PROCEDURES

IN ORDER TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR USE THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET.

The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Shareholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares of Common Stock after the Record Date.  Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares of Common Stock on the GOLD proxy card, even if you sell such shares of Common Stock after the Record Date.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES OF COMMON STOCK AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IF YOU WISH TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.

REVOCATION OF PROXIES

Any Shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•	submitting a properly executed, subsequently dated GOLD proxy card that will revoke all prior proxy cards, including any white proxy cards which you may have submitted to Oshkosh;
•	submitting a properly executed, subsequently dated white proxy card that will revoke all prior proxy cards, including any gold proxy cards which you may have submitted to Oshkosh;
•	instructing the Icahn Parties by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD proxy card);
•	attending the Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or
•	delivering written notice of revocation either to the Icahn Parties c/o D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, or the Corporate Secretary of Oshkosh.

     IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO OSHKOSH, WE URGE YOU TO REVOKE IT BY (1) MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD, (2) INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES OF COMMON STOCK VOTED WITH RESPECT TO THE GOLD PROXY CARD, (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE ICAHN PARTIES OR TO THE CORPORATE SECRETARY OF THE COMPANY.

If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card.  You must have written authority from the record owner to vote the shares of Common Stock in its name at the meeting.  Contact D.F. King & Co., Inc. at the number shown in this Proxy Statement for assistance or if you have any questions.

Although a revocation is effective if delivered to Oshkosh, the Icahn Parties request that either the original or a copy of any revocation be mailed to the Icahn Parties c/o D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, so that the Icahn Parties will be aware of all revocations.

COST AND METHOD OF SOLICITATION

Solicitation of proxies will be made by Messrs. Icahn, Lasky, Alapont, Krongard, Ninivaggi, Gustafson, Cowan, Nelson, Wasserman, Leidesdorf, Cozza, Cho and Gary.

Icahn Capital has retained D.F. King & Co., Inc. (“D.F. King”) to conduct the solicitation, for which D.F. King is to receive a fee of up to [  ]. Icahn Capital has agreed to indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to D.F. King pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person.  It is anticipated that D.F. King will employ up to 100 persons to solicit proxies from Oshkosh’s Shareholders for the Annual Meeting.  The total expenditures in furtherance of, or in connection with, the solicitation of proxies is approximately to date, and is estimated to be [   ] in total.

The Icahn Parties will pay all costs associated with this solicitation.  The Icahn Parties do not intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that any of the Nominees are elected to the Board of Directors of Oshkosh.

ADDITIONAL INFORMATION

Certain information regarding the securities of Oshkosh held by Oshkosh’s directors, management and 5% Shareholders is contained in Oshkosh's Proxy Statement. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Shareholders of Oshkosh must be received by Oshkosh for inclusion in the Oshkosh' Proxy Statement and form of proxy for that meeting is also contained in Oshkosh's Proxy Statement. This information is expected to be contained in Oshkosh’s public filings. The Participants take no responsibility for the accuracy or completeness of such information contained in Oshkosh’s public filings.

Date:  [ ]

CARL C. ICAHN
WILLIAM M. LASKY
JOSÉ MARIA ALAPONT
A.B. KRONGARD
DANIEL A. NINIVAGGI
MARC F. GUSTAFSON
JAMES COWAN
JAMES L. NELSON
JACK G. WASSERMAN
WILLIAM A. LEIDESDORF
KEITH COZZA
SUNGHWAN CHO
HUNTER C. GARY
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II L.P.
ICAHN PARTNERS MASTER FUND III L.P.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL L.P.
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
BECKTON CORP.

ANNEX A

SECURITY OWNERSHIP OF THE PARTICIPANTS

(1) Title of Class	(2) Name of Beneficial Owner1	(3) Amount of Beneficial Ownership	(4) Percent of Class2
Common Stock, par value $0.01 per share (“Shares”)	High River	1,733,054	1.89%
Shares	Icahn Partners	2,654,644	2.90%
Shares	Icahn Master	2,867,004	3.13%
Shares	Icahn Master II	982,896	1.07%
Shares	Icahn Master III	427,662	0.47%

1 Please note that each shareholder listed in this table is, as of November 28, 2012, the direct beneficial owner of the Shares set forth under the heading “(3) Amount of Beneficial Ownership” and that indirect beneficial ownership of Shares is described below in the text of this Annex A under the heading “Description of Beneficial Ownership and Beneficial Owners.”

2 Please note that percentages of ownership set forth in this column were calculated based on the 91,565,824 Shares stated to be outstanding as of November 9, 2012 by the Corporation in the Corporation’s Form 10K filed for the fiscal year ended September 30, 2012.

Description of Beneficial Ownership and Beneficial Owners

Barberry Corp., a Delaware corporation (“Barberry”), is the sole member of Hopper Investments LLC, a Delaware limited liability company (“Hopper”), which is the general partner of High River.  Beckton Corp., a Delaware corporation (“Beckton”) is the sole shareholder of Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Holdings”).  Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company (“IPH”), which is the general partner of Icahn Capital L.P., a Delaware limited partnership (“Icahn Capital”).  Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”).  Icahn Onshore is the general partner of Icahn Partners.  Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III.  Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn (“Mr. Icahn,” and collectively with Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore and the Icahn Parties, the “Beneficial Owners” and each of them a “Beneficial Owner.”  As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Beneficial Owners.

The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601 and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.  The principal business address of each of High River, Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III is 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Barberry is primarily engaged in the business of serving as the sole member of Hopper and investing in securities.  Hopper is primarily engaged in the business of serving as the general partner of High River and investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP.  Mr. Carl C. Icahn is primarily engaged in serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises, through which Mr. Icahn manages various private investment funds, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises L.P., a New York Stock Exchange listed diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation ("Starfire"), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire's subsidiaries.  Each of High River, Icahn Master, Icahn Master II, Icahn Master III, Icahn Partners and High River are primarily engaged in the business of investing in securities.

The Beneficial Owners may be deemed to beneficially own, in the aggregate, 8,665,260 Shares, representing approximately 9.46% of the Corporation’s outstanding Shares (based upon the 91,565,824 Shares stated to be outstanding as of November 9, 2012 by the Corporation in the Corporation’s Form 10-K filed for the fiscal year ended September 30, 2012).

High River has sole voting power and/or sole dispositive power with regard to 1,733,054 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and/or sole dispositive power with regard to 2,654,644 Shares.  Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Master has sole voting power and/or sole dispositive power with regard to 2,867,004 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and/or sole dispositive power with regard to 982,896 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and/or sole dispositive power with regard to 427,662 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the 1,733,054 Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the 2,654,644 Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the 4,277,562 Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.

Two Year Summary Table:

The following table indicates the date of each purchase and sale of Shares, as well as the exercise of call options, by the Participants and by Mr. Icahn and his affiliates within the past two years, and the number of shares in each such purchase and sale.

Name	Date	Shares Purchased/Call Options Exercised
High River	4/29/2011	20,640
High River	4/29/2011	114,440
High River	5/02/2011	108,012
High River	5/02/2011	6,520
High River	5/03/2011	120,001
High River	5/03/2011	980
High River	5/04/2011	55,000
High River	6/28/2011	12,824
High River	6/29/2011	1,460
High River	6/30/2011	60,000
High River	8/31/2011	1,233,1773

Icahn Partners	4/29/2011	31,710
Icahn Partners	4/29/2011	175,821
Icahn Partners	5/02/2011	164,869
Icahn Partners	5/02/2011	9,989
Icahn Partners	5/03/2011	183,831
Icahn Partners	5/03/2011	1,503
Icahn Partners	5/04/2011	84,255
Icahn Partners	6/28/2011	19,643
Icahn Partners	6/29/2011	2,236
Icahn Partners	6/30/2011	91,906
Icahn Partners	8/31/2011	1,888,8813

Icahn Master	4/29/2011	33,915
Icahn Master	4/29/2011	188,043
Icahn Master	5/02/2011	180,077
Icahn Master	5/02/2011	10,783
Icahn Master	5/03/2011	198,462
Icahn Master	5/03/2011	1,621
Icahn Master	5/04/2011	90,961
Icahn Master	6/28/2011	21,215
Icahn Master	6/29/2011	2,415
Icahn Master	6/30/2011	99,258
Icahn Master	8/31/2011	2,040,2543

Icahn Master II	4/29/2011	11,810
Icahn Master II	4/29/2011	65,483
Icahn Master II	5/02/2011	60,685
Icahn Master II	5/02/2011	3,701
Icahn Master II	5/03/2011	68,112
Icahn Master II	5/03/2011	556
Icahn Master II	5/04/2011	31,218
Icahn Master II	6/28/2011	7,273
Icahn Master II	6/29/2011	828
Icahn Master II	6/30/2011	34,029
Icahn Master II	8/31/2011	699,2013

Icahn Master III	4/29/2011	5,125
Icahn Master III	4/29/2011	28,413
Icahn Master III	5/02/2011	26,416
Icahn Master III	5/02/2011	1,607
Icahn Master III	5/03/2011	29,597
Icahn Master III	5/03/2011	240
Icahn Master III	5/04/2011	13,566
Icahn Master III	6/28/2011	3,164
Icahn Master III	6/29/2011	361
Icahn Master III	6/30/2011	14,807
Icahn Master III	8/31/2011	304,3663

3 The Icahn Parties acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.

ANNEX A
Attachment 1-A

The following are American call options purchased by the Icahn Parties, which were written by UBS AG with a $19.84 strike price and an expiration date of May 3, 2013, and which provided for physical settlement. These are further described in the chart set forth below. On August 31, 2011, the Icahn Parties exercised all of their respective call options.

Name	Date	Quantity	Option Premium Paid ($)
High River	5/05/2011	100,000	1,068,350.00
High River	5/06/2011	140,000	1,498,350.00
High River	5/09/2011	77,160	822,371.28
High River	5/10/2011	55,000	590,386.50
High River	5/11/2011	112,164	1,164,419.35
High River	6/20/2011	145,000	895,723.00
High River	6/21/2011	170,338	1,215,157.22
High River	6/22/2011	146,643	1,126,907.46
High River	6/23/2011	75,870	545,573.58
High River	6/24/2011	106,002	840,988.07
High River	6/27/2011	100,000	800,810.00
High River	6/30/2011	5,000	45,665.50

Icahn Partners	5/05/2011	153,195	1,636,658.78
Icahn Partners	5/06/2011	214,470	2,295,365.18
Icahn Partners	5/09/2011	118,204	1,259,818.23
Icahn Partners	5/10/2011	84,256	904,429.18
Icahn Partners	5/11/2011	171,827	1,783,804.82
Icahn Partners	6/20/2011	221,962	1,371,148.06
Icahn Partners	6/21/2011	260,919	1,861,343.96
Icahn Partners	6/22/2011	224,623	1,726,160.37
Icahn Partners	6/23/2011	116,217	835,704.83
Icahn Partners	6/24/2011	162,371	1,288,202.80
Icahn Partners	6/27/2011	153,177	1,226,656.73
Icahn Partners	6/30/2011	7,660	69,959.55

Icahn Master	05/05/2011	165,384	1,766,879.96
Icahn Master	05/06/2011	231,538	2,478,035.45
Icahn Master	05/09/2011	127,610	1,360,067.38
Icahn Master	05/10/2011	90,962	976,413.40
Icahn Master	05/11/2011	185,500	1,925,749.70
Icahn Master	06/20/2011	240,302	1,484,441.57
Icahn Master	06/21/2011	281,792	2,010,247.77
Icahn Master	06/22/2011	242,592	1,864,246.74
Icahn Master	06/23/2011	125,512	902,544.24
Icahn Master	06/24/2011	175,359	1,391,245.70
Icahn Master	06/27/2011	165,431	1,324,787.99
Icahn Master	06/30/2011	8,272	75,549.00

Icahn Master II	05/05/2011	56,760	606,395.46
Icahn Master II	05/06/2011	79,462	850,442.06
Icahn Master II	05/09/2011	43,797	466,788.43
Icahn Master II	05/10/2011	31,216	335,081.91
Icahn Master II	05/11/2011	63,666	660,942.21
Icahn Master II	06/20/2011	81,827	505,478.11
Icahn Master II	06/21/2011	96,607	689,175.02
Icahn Master II	06/22/2011	83,168	639,121.13
Icahn Master II	06/23/2011	43,029	309,417.24
Icahn Master II	06/24/2011	60,119	476,966.11
Icahn Master II	06/27/2011	56,715	454,179.39
Icahn Master II	06/30/2011	2,835	25,892.34

Icahn Master III	05/05/2011	24,661	263,465.79
Icahn Master III	05/06/2011	34,530	369,557.33
Icahn Master III	05/09/2011	19,029	202,811.08
Icahn Master III	05/10/2011	13,566	145,621.51
Icahn Master III	05/11/2011	27,661	287,159.91
Icahn Master III	06/20/2011	35,909	221,824.26
Icahn Master III	06/21/2011	42,033	299,855.02
Icahn Master III	06/22/2011	36,187	278,086.24
Icahn Master III	06/23/2011	18,722	134,628.03
Icahn Master III	06/24/2011	26,158	207,529.72
Icahn Master III	06/27/2011	24,677	197,615.88
Icahn Master III	06/30/2011	1,233	11,261.11

ANNEX A
Attachment 1-B

The following are European put options which were written by the Icahn Parties to UBS AG and had a $19.84 strike price and an expiration date of the earlier of May 3, 2013 or the date on which the corresponding American-style call option described in Annex A, Attachment 1-A is exercised, and provided for cash settlement only and are further described in the chart set forth below. On August 31, 2011, the Icahn Parties exercised all of the call options described in Annex A, Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

Name	Date	Quantity	Option Premium Received ($)
High River	5/05/2011	100,000	1,000.00
High River	5/06/2011	140,000	1,400.00
High River	5/09/2011	77,160	771.60
High River	5/10/2011	55,000	550.00
High River	5/11/2011	112,164	1,121.64
High River	6/20/2011	145,000	1,450.00
High River	6/21/2011	170,338	1,703.38
High River	6/22/2011	146,643	1,466.43
High River	6/23/2011	75,870	758.70
High River	6/24/2011	106,002	1,060.02
High River	6/27/2011	100,000	1,000.00
High River	6/30/2011	5,000	50.00

Icahn Partners	5/05/2011	153,195	1,531.95
Icahn Partners	5/06/2011	214,470	2,144.70
Icahn Partners	5/09/2011	118,204	1,182.04
Icahn Partners	5/10/2011	84,256	842.56
Icahn Partners	5/11/2011	171,827	1,718.27
Icahn Partners	6/20/2011	221,962	2,219.62
Icahn Partners	6/21/2011	260,919	2,609.19
Icahn Partners	6/22/2011	224,623	2,246.23
Icahn Partners	6/23/2011	116,217	1,162.17
Icahn Partners	6/24/2011	162,371	1,623.71
Icahn Partners	6/27/2011	153,177	1,531.77
Icahn Partners	6/30/2011	7,660	76.60

Icahn Master	5/05/2011	165,384	1,653.84
Icahn Master	5/06/2011	231,538	2,315.38
Icahn Master	5/09/2011	127,610	1,276.10
Icahn Master	5/10/2011	90,962	909.62
Icahn Master	5/11/2011	185,500	1,855.00
Icahn Master	6/20/2011	240,302	2,403.02
Icahn Master	6/21/2011	281,792	2,817.92
Icahn Master	6/22/2011	242,592	2,425.92
Icahn Master	6/23/2011	125,512	1,255.12
Icahn Master	6/24/2011	175,359	1,753.59
Icahn Master	6/27/2011	165,431	1,654.31
Icahn Master	6/30/2011	8,272	82.72

Icahn Master II	5/05/2011	56,760	567.60
Icahn Master II	5/06/2011	79,462	794.62
Icahn Master II	5/09/2011	43,797	437.97
Icahn Master II	5/10/2011	31,216	312.16
Icahn Master II	5/11/2011	63,666	636.66
Icahn Master II	6/20/2011	81,827	818.27
Icahn Master II	6/21/2011	96,607	966.07
Icahn Master II	6/22/2011	83,168	831.68
Icahn Master II	6/23/2011	43,029	430.29
Icahn Master II	6/24/2011	60,119	601.19
Icahn Master II	6/27/2011	56,715	567.15
Icahn Master II	6/30/2011	2,835	28.35

Icahn Master III	5/05/2011	24,661	246.61
Icahn Master III	5/06/2011	34,530	345.30
Icahn Master III	5/09/2011	19,029	190.29
Icahn Master III	5/10/2011	13,566	135.66
Icahn Master III	5/11/2011	27,661	276.61
Icahn Master III	6/20/2011	35,909	359.09
Icahn Master III	6/21/2011	42,033	420.33
Icahn Master III	6/22/2011	36,187	361.87
Icahn Master III	6/23/2011	18,722	187.22
Icahn Master III	6/24/2011	26,158	261.58
Icahn Master III	6/27/2011	24,677	246.77
Icahn Master III	6/30/2011	1,233	12.33

ANNEX B

[FORM OF NOMINEE AGREEMENT]

ICAHN CAPITAL LP

October ___, 2012

To the undersigned potential nominee:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to stand for election as directors of Oshkosh Corporation (“Oshkosh”) in connection with a proxy contest with management of Oshkosh in respect of the election of directors of Oshkosh at the 2013 Annual Meeting of Stockholders of Oshkosh (the “Annual Meeting”), expected to be held on or about February 2013, or a special meeting of stockholders of Oshkosh called for a similar purpose (the “Proxy Contest”).

Icahn Capital LP (“Icahn”) agrees to pay the costs of the Proxy Contest.

In addition, upon our filing of a preliminary proxy statement with the SEC, which indicates that Icahn, or an affiliate thereof, intends to nominate you for election at the Annual Meeting, you will be entitled to be paid $25,000 by Icahn unless you are elected to serve as a director of Oshkosh at the Annual Meeting or a special meeting of stockholders of Oshkosh called for a similar purpose or in connection with a settlement of the Proxy Contest by Icahn and Oshkosh, in which case you will not receive any payment from Icahn in connection with the Proxy Contest.  Payment to you pursuant to this paragraph, if any, will be made by Icahn, subject to the terms hereof, upon the earliest of (i) the certification of the results of the election in respect of the Proxy Contest, (ii) the settlement of the Proxy Contest by Icahn and Oshkosh, or (iii) the withdrawal of the Proxy Contest by Icahn.

You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to Oshkosh and for use in creating the proxy material to be sent to shareholders of Oshkosh and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Mark DiPaolo, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4361, Fax: (212) 688-1158, Email: mdipaolo@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to Oshkosh informing Oshkosh that you consent to being nominated by Icahn, or an affiliate thereof, for election as a director of Oshkosh and, if elected, consent to serving as a director of Oshkosh.  Upon being notified that we have chosen you, we may forward that instrument and your completed questionnaire (or summaries thereof) to Oshkosh.

Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of Oshkosh on the Slate (a “Proceeding”) or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not defending, indemnifying or holding you harmless for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to Oshkosh’ Board of Directors or for any actions taken by you as a director of Oshkosh, if you are elected. Nothing herein shall be construed to provide you a defense, indemnity or the right to be held harmless: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for defense, indemnification or being held harmless hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened.  In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

Each of us recognizes that should you be elected to the Board of Directors of Oshkosh all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of Oshkosh and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of Oshkosh.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

ICAHN CAPITAL LP

By: __________________________
   Name:
   Title:

Agreed to and Accepted as
of the date first above written:

__________________________
Name:

Attachment

CONSENT OF NOMINEE

The undersigned hereby consents to being named, including as a nominee for election as a director of Oshkosh Corporation (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to Stockholders of the Company by High River Limited Partnership (“High River”), Icahn Partners LP (“Icahn Partners”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II L.P. (“Icahn Master II”), and Icahn Partners Master Fund III L.P. (“Icahn Master III”, and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the “Holders”) and in other materials in connection with the solicitation of proxies by the Holders from Stockholders of the Company to be voted at the 2013 annual meeting of Stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

Dated: ____________, 2012

_________________________
Name:

IMPORTANT

1.           If your shares of Common Stock are held in your own name, please mark, date and mail the enclosed GOLD proxy card to our Proxy Solicitor, D.F. King & Co., Inc., in the postage-paid envelope provided.

2.           If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares of Common Stock.

3.           If you have already submitted a white proxy card to Oshkosh for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominee and FOR Proposal 5 by marking, signing, dating and returning the enclosed GOLD proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to Oshkosh.  You may also submit your later-dated proxy by using the enclosed GOLD proxy card to vote by telephone or by Internet. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.
Shareholders call toll-free:  (800) 347-4750
Banks and Brokerage Firms call:  (212) 269-5550

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]
OSHKOSH CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
_____________, 2013

GOLD PROXY CARD	GOLD PROXY CARD

This proxy is solicited by:

CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, A.B. KRONGARD, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, WILLIAM A. LEIDESDORF, KEITH COZZA, SUNGHWAN CHO, HUNTER C. GARY, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND BECKTON CORP.
(the “Participants”)

                                                                                                                                                                                            VOTING CONTROL NUMBER: ________________

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES TO CAST YOUR VOTES.
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE
YOUR SHARES IN THE SAME MANNER AS IF YOU HAD RETURNED YOUR PROXY CARD.
WE ENCOURAGE YOU TO USE THESE COST EFFECTIVE AND CONVENIENT WAYS OF
VOTING, 24 HOURS A DAY, 7 DAYS A WEEK.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE [ ], 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 10:00 a.m. (Central Standard Time) on [ ], 201_.

Visit the Internet voting Web site at http://www.firstcoastresults.com/osk. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 10:00 a.m. (Central Standard Time) on [ ] 201_.

Simply sign and date your proxy card and return it in the postage-paid envelope to D.F. King & Co., Inc., c/o __________.  If you are voting by telephone or the Internet, please do not mail your proxy card.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

Your vote, whether by Internet, telephone or mail, must be received no later than [   ] to be included in the voting results.
Detach Here

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]
OSHKOSH CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
_____________, 2013

GOLD PROXY CARD	GOLD PROXY CARD

This proxy is solicited by:

CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, A.B. KRONGARD, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, WILLIAM A. LEIDESDORF, KEITH COZZA, SUNGHWAN CHO, HUNTER C. GARY, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND BECKTON CORP.
(the “Participants”)

The undersigned hereby appoints and constitutes each of Mark DiPaolo and Samuel Merksamer (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Oshkosh Corporation ("Oshkosh") to be held on ____________, 201__ at 10:00 a.m. (Central Standard Time) at _______________, and at any adjournment or postponement or continuations thereof (the “Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of Common Stock of Oshkosh held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

IF NO DIRECTION IS MADE, THE PERSONS NAMED IN THIS GOLD PROXY CARD WILL VOTE YOUR SHARES: (I) FOR CARL C. ICAHN FOR DIRECTOR; (II) FOR WILLIAM M. LASKY FOR DIRECTOR; (III) FOR JOSÉ MARIA ALAPONT FOR DIRECTOR; (IV) FOR A.B. KRONGARD FOR DIRECTOR; (V) FOR DANIEL A. NINIVAGGI FOR DIRECTOR; (VI) FOR MARC F. GUSTAFSON FOR DIRECTOR; (VII) FOR JAMES COWAN FOR DIRECTOR; (VIII) FOR JAMES L. NELSON FOR DIRECTOR; (IX) FOR JACK G. WASSERMAN FOR DIRECTOR; (X) FOR WILLIAM A. LEIDESDORF FOR DIRECTOR; (XI) FOR KEITH COZZA FOR DIRECTOR; (XII) FOR SUNGHWAN CHO FOR DIRECTOR; AND (XIII) FOR HUNTER C. GARY FOR DIRECTOR; (XIV) [   ] THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OSHKOSH’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013; (XV) [    ] THE APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OSHKOSH’S NAMED EXECUTIVE OFFICERS; (XVI) [   ] THE APPROVAL OF THE SHAREHOLDER PROPOSAL REGARDING STOCK RECEIVED THROUGH COMPENSATION; (XVII) FOR THE REPEAL OF NEW BYLAWS AND (XVIII) IN THE PROXY HOLDERS' DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.dfking.com/osk.
SIGN, DATE AND MAIL YOUR PROXY TODAY
UNLESS YOU HAVE VOTED BY TELEPHONE OR BY INTERNET,
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY.  YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR MAIL, MUST BE RECEIVED NO LATER THAN 10:00 AM, CENTRAL STANDARD TIME, ON ______, 201__, TO BE INCLUDED IN THE VOTING RESULTS.

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]

[X]           PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE PARTICIPANTS RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.	Election of directors -- Nominees:	[ ]	[ ]	[ ]

	(01) Carl C. Icahn	FOR ALL	WITHHELD	FOR ALL
	(02) William M. Lasky	NOMINEES	FROM ALL	EXCEPT
	(03) José Maria Alapont		NOMINEES
(04) A.B. Krongard
(05) Daniel A. Ninivaggi
(06) Marc F. Gustafson
(07) James Cowan
(08) James L. Nelson
(09) Jack G. Wasserman
(10) William A. Leidesdorf
(11) Keith Cozza
(12) SungHwan Cho
(13) Hunter C. Gary

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL BE THEN VOTED FOR THE REMAINING NOMINEE(S).

_______________________________________________________________________________

THE PARTICIPANTS RECOMMEND A VOTE “___” IN PROPOSAL 2 BELOW; “___” IN PROPOSAL 3 BELOW; “___” IN PROPOSAL 4 BELOW; AND “FOR” IN PROPOSAL 5 BELOW.

2.	Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as Oshkosh’s independent auditors for the fiscal year 2013.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Approval, by advisory vote, of the compensation of Oshkosh’s named executive officers.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Consideration of a shareholder proposal, if properly presented, relating to stock obtained through executive compensation.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.	Consideration of an Icahn proposal, if properly presented, relating to repeal of future Bylaw amendments.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Please be sure to sign and date this Proxy.

------------------------------------------------------------------------	------------------
Signature(s) of Shareholder(s)	Date

------------------------------------------------------------------------	------------------
Signature(s) if held jointly	Date

------------------------------------------------------------------------
Title, if any

Please sign exactly as your name(s) appear on this proxy. When Shares are held jointly, each holder should sign.  When signing as Executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.